================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM 8-K/A
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 10, 1997
                         PRIDE PETROLEUM SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          LOUISIANA                    0-16963                76-0069030
 (STATE OR OTHER JURISDICTION (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
      OF INCORPORATION)                                   IDENTIFICATION NO.)

    1500 CITY WEST BLVD., SUITE 400
             HOUSTON, TEXAS                                     77042
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES                       (ZIP CODE)
             AND ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 713/789-1400
================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On March 10, 1997, Pride Petroleum Services, Inc. (the "Company") acquired the capital stock of the operating subsidiaries of Forasol-Foramer N.V. ("Forasol-Foramer") for aggregate consideration of approximately $113.2 million in cash and 11.1 million shares of the Company's common stock, which was negotiated at arms' length. The sellers had no material relationship with the buyer. Pursuant to the Purchase Agreement (the "Purchase Agreement") dated as of December 16, 1996 by and among the Company, Forasol-Foramer and certain controlling shareholders of Forasol-Foramer, the shareholders of Forasol-Foramer received 0.66 shares of the Company's common stock and $6.80 in cash for each Forasol-Foramer common share held by them. Of the cash portion of the purchase price, $87.5 million was funded out of working capital, including the net proceeds from the sale of the Company's domestic well servicing operations in February 1997, and $25.7 million was funded out of borrowings under a Credit Agreement dated as of March 6, 1997 among the Company, each of the banks that are or may be a party thereto, First National Bank of Commerce, as arranger and syndication agent, and Wells Fargo Bank (Texas), National Association, as administrative and documentation agent. Borrowings under the Credit Agreement mature in March 2002 and bear interest at a variable rate, currently 7.44%, based on either the prime rate or LIBOR.

     Forasol-Foramer's operating subsidiaries provide onshore and offshore drilling, workover and related services in more than 15 countries, operating a diverse fleet of two semisubmersible rigs, three jackup rigs, seven tender-assisted rigs, four barge rigs and 29 land-based rigs. The Company intends to continue to conduct the business of the operating subsidiaries of Forasol-Foramer in the manner previously conducted.

     References to the Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Purchase Agreement, which is incorporated herein by reference to the exhibit referred to below under Item 7(c).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS.

Forasol-Foramer N.V.
     Annual Financial Statements
          Report of Independent
          Auditors (Ernst & Young
          Audit).....................     3
          Report of Independent
          Accountants (Price
          Waterhouse)................     4
          Consolidated Balance Sheets
          as of December 31, 1996 and
          1995.......................     5
          Consolidated Statements of
          Operations for the Years
          Ended December 31, 1996,
             1995 and 1994...........     6
          Consolidated Statements of
          Cash Flows for the Years
          Ended December 31, 1996,
             1995 and 1994...........     7
          Consolidated Statements of
          Stockholders' Equity for
          the Years Ended December
          31, 1996, 1995 and 1994....     8
          Notes to the Consolidated
          Financial Statements.......     9
Quitral-Co S.A.I.C. and Subsidiary
     Annual Financial Statements
          Report of Independent
          Public Accountants.........    28
          Consolidated Balance Sheets
          as of June 30, 1995 and
          1994.......................    29
          Consolidated Statements of
          Income for the Years Ended
          June 30, 1995, 1994 and
          1993.......................    30
          Consolidated Statements of
          Changes in Shareholders'
          Equity for the Years Ended
          June 30, 1995, 1994 and
          1993.......................    31
          Consolidated Statements of
          Cash Flows for the Years
          Ended June 30, 1995,
             1994 and 1993...........    32
          Notes to Consolidated
          Financial Statements.......    33
     Interim Financial Statements
      (unaudited)
          Consolidated Balance Sheets
          as of March 31, 1996 and
          1995.......................    55
          Consolidated Statements of
          Income for the Nine Months
          Ended March 31, 1996 and
          1995.......................    56
          Consolidated Statements of
          Changes in Shareholders'
          Equity for the Nine Months
          Ended March 31, 1996 and
          1995.......................    57
          Consolidated Statements of
          Cash Flows for the Nine
          Months Ended March 31, 1996
          and 1995...................    58
          Notes to the Unaudited
          Interim Consolidated
          Financial Statements.......    59

     (b)  PRO FORMA FINANCIAL INFORMATION

     Unaudited Pro Forma Financial
      Statements.....................    65
     Unaudited Pro Forma Balance
      Sheet as of December 31,
      1996...........................    66
     Unaudited Pro Forma Statement of
      Operations for the Year Ended
      December 31, 1996..............    67
     Notes to Unaudited Pro Forma
      Financial Statements...........    68

     (c)  EXHIBITS

           2.1       --   Purchase Agreement, dated as of December 16, 1996,
                          by and among Pride Petroleum Services,
                          Inc., Forasol-Foramer N.V. and certain shareholders
                          of Forasol- Foramer N.V. (incorporated
                          by reference to Appendix A of the Company's Proxy
                          Statement/Prospectus dated January 31,
                          1997 (File No. 0-16963)).
          23.1       --   Consent of Ernst & Young Audit
          23.2       --   Consent of Price Waterhouse
          23.3       --   Consent of Pistrelli, Diaz y Associados

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Forasol-Foramer N.V.

We have audited the accompanying consolidated balance sheet of Forasol-Foramer N.V. as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Forasol-Foramer N.V. for the years ended December 31, 1995 and 1994 were audited by other auditors whose report dated May 8, 1996 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Forasol-Foramer N.V. at December 31, 1996, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Paris, March 24, 1997
Ernst & Young Audit
/s/  Francois Villard
Represented by
Francois Villard

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Forasol-Foramer N.V.

     We have audited the accompanying consolidated balance sheet of Forasol-Foramer N.V. and subsidiaries (the "Company") as of December 31, 1995, and the related consolidated statements of income, of cash flows and of changes in stockholders' equity for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of National Drilling and Services Corp. LLC ("NDSC"), an investment which is reflected in the accompanying financial statements using the equity method of accounting (see Note 4). The investment in NDSC represents 1.2% of consolidated assets at December 31, 1995. The equity in its net income represents 6% and 20% of the consolidated net income (loss) for the periods ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the amounts included for NDSC, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Forasol-Foramer N.V., as of December 31, 1995, and the results of operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with accounting principles generally accepted in the United States.

Paris, France
May 8, 1996

Price Waterhouse

                              FORASOL-FORAMER N.V.
                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                                    DECEMBER 31,
                                               ----------------------
                                       NOTES      1996        1995
                                       -----   ----------  ----------
                               ASSETS
CURRENT ASSETS:
Cash and cash equivalents............          $   16,646  $   17,335
Trade accounts receivable, net of
  allowance for doubtful accounts of
  $2,032 and $1,453 at December 31,
  1996 and 1995, respectively........              51,799      40,100
Prepaid expenses and other current
  assets.............................              12,487      21,022
Deferred income taxes................    10         1,221       2,467
                                               ----------  ----------
               Total current
              assets.................              82,153      80,924
                                               ----------  ----------
INVESTMENTS AND OTHER ASSETS:
Investments in and advances to equity
  affiliates.........................     4         9,406       9,480
Other long-term investments and
  receivables........................     5         5,271       6,518
Deferred income taxes................    10         7,346       5,761
                                               ----------  ----------
               Total investments and
                   other assets......              22,023      21,759
                                               ----------  ----------
PLANT AND EQUIPMENT, NET.............     6       237,148     230,372
                                               ----------  ----------
               Total assets..........          $  341,324  $  333,055
                                               ==========  ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable...............          $   26,954  $   32,397
Short-term borrowings................     8        14,335      20,840
Current portion of long-term debt....     9        11,773      18,202
Current portion of long-term lease
  obligations........................     7         4,850       8,138
Deferred income taxes................    10        --             647
Other current liabilities............    11        33,069      26,919
                                               ----------  ----------
               Total current
                   liabilities.......              90,981     107,143
                                               ----------  ----------
LONG-TERM DEBT AND OTHER LIABILITIES:
Long-term debt.......................     9        22,115      40,258
Long-term lease obligations..........     7        30,663      44,538
Deferred income......................               1,866         204
Provision for major repairs..........               4,562       3,565
Deferred income taxes................    10         3,014       4,852
Other long-term liabilities..........               3,679       6,184
                                               ----------  ----------
               Total long-term debt
                   and other
                   liabilities.......              65,899      99,601
                                               ----------  ----------
Commitments and Contingencies........    17
MINORITY INTEREST....................               2,368       3,306
                                               ----------  ----------
STOCKHOLDERS' EQUITY:
Common stock, par value NLG .01,
  50,000,000 shares authorized;
  16,650,290 and 10,010,000 shares
  outstanding at December 31, 1996
  and 1995, respectively.............                  94          55
Additional paid-in capital...........             140,688      70,685
Retained earning.....................              41,435      52,415
Foreign currency translation
  adjustment.........................                (141)       (150)
                                               ----------  ----------
               Total stockholders'
                   equity............             182,076     123,005
                                               ----------  ----------
               Total liabilities and
                   stockholders'
                   equity............          $  341,324  $  333,055
                                               ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                              FORASOL-FORAMER N.V.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               YEAR ENDED DECEMBER 31,
                                       ----------------------------------------
                                           1996          1995          1994
                                       ------------  ------------  ------------
NET OPERATING REVENUES...............  $    199,261  $    171,335  $    148,348
Equity in net income of affiliates...           210           165           (44)
                                       ------------  ------------  ------------
TOTAL REVENUES.......................       199,471       171,500       148,304
Cost of operations...................      (161,897)     (127,491)     (104,398)
Depreciation and amortization........       (23,945)      (20,264)      (20,292)
Selling, general and administrative
  expenses...........................       (18,490)      (17,660)      (16,216)
                                       ------------  ------------  ------------
OPERATING INCOME (LOSS)..............        (4,861)        6,085         7,398
Gain on disposals of equipment.......         2,348            57           673
Interest and other financial
  income.............................         2,310           555         1,111
Interest and other financial
  expense............................       (10,048)       (9,338)       (8,416)
Net foreign exchange gain (loss).....          (416)         (166)        3,690
Other income (expense), net..........          (784)          491          (404)
                                       ------------  ------------  ------------
INCOME (LOSS) BEFORE MINORITY
  INTEREST AND INCOME TAXES..........       (11,451)       (2,316)        4,052
Minority interest....................           825        (1,288)         (536)
Income taxes.........................          (354)         (409)       (2,580)
                                       ------------  ------------  ------------
NET INCOME (LOSS)....................  $    (10,980) $     (4,013) $        936
                                       ============  ============  ============
NET INCOME (LOSS) PER SHARE..........  $      (0.77) $      (0.40) $       0.10
                                       ============  ============  ============
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................        14,201        10,010         9,466
                                       ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              FORASOL-FORAMER N.V.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                            YEAR ENDED DECEMBER 31,
                                       ----------------------------------
                                          1996        1995        1994
                                       ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $  (10,980) $   (4,013) $      936
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Depreciation....................      23,945      20,264      20,292
     Provision for major repairs.....         997          40           9
     Gain on disposals of plant and
       equipment.....................      (2,348)        (57)       (673)
     Undistributed earnings in
       affiliates....................          68          42         127
     Deferred income taxes...........      (2,825)     (1,928)       (862)
     Minority interest in
       undistributed earnings of
       subsidiaries..................        (843)      1,437         550
     Other, net......................      (1,185)      2,567         661
     Increase (decrease) from changes
       in:
       Trade accounts receivable.....     (13,099)     (7,528)      7,660
       Prepaid expenses and other
          current assets.............       8,316       7,042       1,602
       Trade accounts and notes
          payable....................      (5,488)      5,925      (2,028)
       Other current liabilities.....       6,104     (11,312)      2,942
       Deferred income...............       1,662      (6,611)     (2,700)
       Other long-term liabilities...      (2,504)       (650)      1,191
                                       ----------  ----------  ----------
          Net cash provided by
             operating activities....       1,820       5,218      29,707
                                       ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of plant and equipment...     (37,139)    (30,083)    (20,703)
  Proceeds from sales of plant and
     equipment.......................      11,061       2,962       7,347
  Net advances made to affiliates....      --             301        (520)
  Acquisitions of other long-term
     investments and additions to
     long-term receivables...........        (425)       (127)     (1,135)
  Disposals of other long-term
     investments and collections of
     long-term receivables...........       1,455         777         245
  Consideration for HAPSA
     acquisition, net of cash
     acquired........................      --          (1,116)     --
                                       ----------  ----------  ----------
          Net cash used in investing
             activities..............     (25,048)    (27,286)    (14,766)
                                       ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Short-term borrowings, net.........      (6,507)      8,683      (5,839)
  Repayment of long-term debt and
     lease obligations...............     (47,997)    (18,505)    (23,049)
  Proceeds from long-term debt.......       6,450      25,864       6,635
  Issuance of common stock...........      70,042       3,700      --
                                       ----------  ----------  ----------
          Net cash provided (used) in
             financing activities....      21,988      19,742     (22,253)
                                       ----------  ----------  ----------
EFFECTS OF EXCHANGE RATE CHANGES ON
  CASH...............................         551         171         148
                                       ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        (689)     (2,155)     (7,164)
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................      17,335      19,490      26,654
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.............................  $   16,646  $   17,335  $   19,490
                                       ==========  ==========  ==========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid......................  $   10,726  $   10,120  $    7,274
                                       ==========  ==========  ==========
  Income tax paid....................  $    1,975  $    1,097  $    1,232
                                       ==========  ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                              FORASOL-FORAMER N.V.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                        NUMBER OF               ADDITIONAL                  FOREIGN          TOTAL
                                          SHARES      COMMON     PAID-IN      RETAINED     CURRENCY      STOCKHOLDERS'
                                          ISSUED      STOCK      CAPITAL      EARNINGS    TRANSLATION       EQUITY
                                        ----------    ------    ----------    --------    -----------    -------------
January 1, 1994......................    9,461,681     $ 52      $  65,614    $ 55,492      $  (627)       $ 120,531
Exercise of stock options............      548,319        3          5,071                                     5,074
Net income...........................                                              936                           936
Translation adjustment...............                                                           339              339
                                        ----------    ------    ----------    --------    -----------    -------------
December 31, 1994....................   10,010,000     $ 55      $  70,685    $ 56,428      $  (288)       $ 126,880
Net loss.............................                                           (4,013)                       (4,013)
Translation adjustment...............                                                           138              138
                                        ----------    ------    ----------    --------    -----------    -------------
December 31, 1995....................   10,010,000     $ 55      $  70,685    $ 52,415      $  (150)       $ 123,005
Issuance of common stock.............    6,640,290       39         70,003                                    70,042
Net loss.............................                                          (10,980)                      (10,980)
Translation adjustment...............                                                             9                9
                                        ----------    ------    ----------    --------    -----------    -------------
December 31, 1996....................   16,650,290     $ 94      $ 140,688    $ 41,435      $  (141)       $ 182,076
                                        ==========    ======    ==========    ========    ===========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                              FORASOL-FORAMER N.V.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.  PRINCIPLES OF CONSOLIDATION

     In the period until April 3, 1996, Forasol S.A. and its subsidiaries ("Forasol") and Forinter Ltd. and its subsidiaries ("Forinter") were beneficially owned equally by Soletanche S.A., a French company ("Soletanche"), and Ackermans & van Haaren, N.V., a Belgian company ("Ackermans"). On September 21, 1995, the two shareholders established Forasol-Foramer N.V. (the "Company"), a Dutch holding company. On April 3, 1996, the two shareholders exchanged their respective shares in Forasol and Forinter for an equivalent interest in the Company. For purposes of financial statement presentation, Forasol and Forinter have been retroactively consolidated at December 31, 1995 and 1994 and for the period from January 1, 1996 until April 3, 1996 within the financial statements of the Company.

     The Company's subsidiaries are primarily engaged in international oil and gas contract drilling and workover operations for major and independent oil and gas companies, as well as providing well engineering, integrated drilling services, turnkey wells and project management to customers on a worldwide basis.

     The financial statements of the Company include the accounts of Forasol, Forinter and all of their wholly owned and majority owned subsidiaries. The financial statements have been presented in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Investments in which the Company's ownership interest ranges from 20% to 50% and where the Company exercises significant influence over operating and financial policies are accounted for using the equity method. Less than 20% owned companies are accounted for at cost. Investments in non-corporate joint ventures in which the Company owns an undivided interest are accounted for by the proportionate line-by-line consolidation method. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

2.  ACQUISITIONS

     On January 1, 1995, the Company acquired a 36.5% interest in Hispano Americana de Petroleos ("HAPSA"), an Argentina contract drilling company, for $1.02 million in cash. Subsequently, on May 1, 1995, the Company acquired an additional 58.5% of HAPSA's shares in exchange for consideration of $1.3 million in cash and notes payable and the contribution of the Company's 21% interest in two Spanish equity investees, Sondeos Petroliferos SA and Bellegarde Investments SA. This acquisition was recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired resulted in $1.09 million of goodwill which was being amortized in 1995 on a straight-line basis over five years. In 1996, the fair value of unamortized goodwill was reevaluated and consequently the carrying value was written off to the income statement.

     The net purchase price was allocated as follows (in thousands):

Working capital, other than cash.....  $  (6,958)
Plant and equipment..................      9,219
Other assets.........................        746
Goodwill.............................      1,091
Other liabilities....................       (213)
                                       ---------
Purchase price, net of cash
received.............................  $   3,885
                                       =========

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

2.  ACQUISITIONS (CONTINUED)

     On December 29, 1994, the Company acquired the remaining 50% interest in Forafels, Inc., which owns and operates the swamp barge BINTANG KALIMANTAN. The purchase price is contingent upon future utilization of Forafels' primary asset, the swamp barge, during the five years subsequent to the purchase. The Company's 50% interest in Forafels, Inc. during the year ended December 31, 1994 was recorded under the equity method (see Note 4).

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  TRANSLATION OF FINANCIAL STATEMENTS

     The Company's financial results have been reported in U.S. dollars, as the Company primarily conducts its multinational operations in U.S. dollars. When translating local currency based financial statements to U.S. dollars where the local currency is the functional currency, assets and liabilities are translated at the year-end rate, while income and expenses are translated using the average rate for the year. Translation differences are included as a component of stockholders' equity.

  CASH AND CASH EQUIVALENTS

     Cash equivalents consist of short-term investments, principally bank deposits and money market investments, with original maturities of less than three months when acquired.

  FINANCIAL INSTRUMENTS

     In the normal course of business, the Company employs a variety of off-balance sheet financial instruments to manage its exposure to fluctuations in interest and foreign currency exchange rates, including interest rate swap agreements, interest rate cap agreements and currency forward exchange contracts. The Company designates interest rate instruments as hedges of debt and capital lease obligations, and accrues the differential to be paid or received under the agreements as interest rates change over the lives of the contracts. The Company's use of currency forward exchange contracts does not meet the necessary criteria to apply hedge accounting and, accordingly, such contracts have been marked to market at December 31, 1996, 1995 and 1994 with any gains or losses recognized in income.

     The Company continually monitors its positions with, and the credit quality of, the financial institutions which are counterparties to its off-balance sheet financial instruments and does not anticipate non-performance by the counterparties.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. The Company provides for the depreciation of drilling rigs on the modified units of production ("MUOP") method over a period of 16 to 25 years, depending on the class of drilling rig. Under the MUOP method, depreciation is computed based upon the utilization of the drilling rigs. To provide for any deterioration that may occur while rigs are idle for periods of less than one fiscal year, a minimum depreciation charge is provided at a reduced rate of 25% of the fully utilized rate. If a drilling rig is idle for the whole fiscal year, full depreciation is provided in order to limit the maximum useful life of the asset regardless of utilization.

     The Company provides for the depreciation of all other fixed assets on the straight-line method of depreciation after providing for a salvage value. Buildings are depreciated based on a 20-year useful life, and furniture, fixtures and vehicles are depreciated over useful lives between five and ten years.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     The estimated useful lives of property, plant and equipment are as follows:

Rigs and equipment...................     16 to 25 years
Buildings............................           20 years
Furniture, fixtures and vehicles.....      5 to 10 years

     The costs of routine maintenance are expensed as incurred. At periodic intervals, the Company conducts significant overhauls of rigs and equipment to perform necessary repairs and replacement. Associated costs are accrued prior to overhaul in order to match costs against revenues earned during rig utilization.

     The Company periodically reviews the carrying value of its rigs and equipment using available information, such as market surveys and broker quotations of similar rigs and equipment. The review of the carrying values of principal equipment is performed on a rig by rig basis, and impairment losses are recognized by a charge to income when the carrying value exceeds market. Betterments expected to extend the useful lives of assets are capitalized. The costs of assets sold, retired or otherwise disposed are removed from the accounts at the time of disposition with gains or losses reflected in income.

     In March 1995, Statement of Financial Accounting Standards 121 ("FAS 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, was issued. This statement requires that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This statement was implemented by the Company in 1996. Implementation did not have a material impact on the financial position or results of operations of the Company.

  REVENUE RECOGNITION

     The Company recognizes revenue for drilling contracts based on the number of days worked at the contractual day rate. Revenues from turnkey contracts are recognized using the percentage of completion method. Management fees which arise principally from services provided to affiliated entities are recognized as earned. Revenues related to mobilization and demobilization of rigs are recognized during the period of mobilization and demobilization. Advance billings are deferred and amortized over the duration of the contract.

  RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred. Certain government research grants, which are repayable in the event that the related research project proves to be successful, are recognized in income when the research project has been determined to be unsuccessful and all other conditions for their receipt have been met. Grants received for research projects whose outcome has yet to be determined are included in other long-term liabilities.

  RETIREMENT PLANS

     French employees participate in pension plans in accordance with French laws and regulations. Employees of non-French subsidiaries participate in government based pension plans as prescribed by local laws. Contributions to the French government with respect to the maintenance of these plans are made annually based on gross wages and are expensed as incurred. The Company has no future commitments with respect to any of these plans.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     A lump sum payment is made to certain employees of the Company who retire or are terminated by the Company without cause after such employees complete a defined number of service years. Such payment is an amount not to exceed 12 months gross wages and is calculated based upon years of service, employment status and gross wages during the year before retirement. The Company is fully insured for this liability and has no future commitments with respect to these payments.

  INCOME TAXES

     The Company provides for deferred taxes on temporary differences between financial and tax reporting and employs the liability method under which deferred taxes are calculated applying legislated tax rates in effect when the temporary differences are expected to reverse.

  CONCENTRATION OF CREDIT RISK

     The market for the Company's services and products is the oil and gas industry, and the Company's customers consist primarily of major integrated international oil companies and independent oil and gas producers. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company maintains reserves for potential losses, and such losses have been within management's expectations.

     At December 31, 1996 and 1995, the Company had cash deposits at a number of major French banks and believes that the credit risk related to such institutions is minimal.

  EMPLOYEE STOCK OPTION PLANS

     The Company applies Accounting Principles Board No. 25 (APB 25), "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plan. Additional disclosures required under Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock Based Compensation" are included in Note 13.

  NET INCOME (LOSS) PER SHARE

     Net income (loss) per common share is based on the net income (loss) divided by the weighted average number of shares outstanding during the period.

     For 1995 and 1994 net income (loss) per share was computed retroactively based on the number of shares issued by the Company to its two existing shareholders in exchange for their respective interests in Forasol S.A. and Forinter Ltd. on April 3, 1996. In addition, shares contingently issuable from the exercise of stock options, using the treasury stock method, are included in those periods in which they have a dilutive impact. For the three years ended December 31, 1996, the effects of shares issuable upon exercise of stock options were immaterial or antidilutive and were therefore excluded from the calculation.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

4.  INVESTMENTS IN AND ADVANCES TO EQUITY AFFILIATES

                                           DECEMBER 31,
                                       --------------------
                                         1996       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Investments..........................  $   3,918  $   3,992
Advances.............................      5,488      5,488
                                       ---------  ---------
Investments in and advances to equity
  affiliates.........................  $   9,406  $   9,480
                                       =========  =========

     During the three years ended December 31, 1996, the Company's significant equity investees consisted of National Drilling and Services Co. ("NDSC"), Al Jazirah Forasol Drilling Corporation ("AJFDC"), Forafels, Inc. and Sondeos Petroliferos SA.

     NDSC is a 30% owned joint venture that operates mobile desert rigs in Oman. NDSC changed its financial year end from March 31 to December 31 in 1994. The Company has recorded $(2,000), $235,000 and $187,000 for its share of NDSC's earnings (loss) for each of the three years ending December 31, 1996, 1995 and 1994, respectively, using the equity method.

     AJFDC is a joint venture organized to own and operate two land rigs. The Company owns 49% of AJFDC and is also contracted to manage the two rigs. The Company provided AJFDC, on a pro rata basis with the other shareholders, a non-interest bearing advance of $5.5 million to purchase the two drilling rigs. The advance will be repaid from the future profits of the venture on a pro rata basis.

     A 50% interest in Forafels, Inc., a company which owns and operates the swamp barge BINTANG KALIMANTAN, was acquired in 1983. On December 29, 1994, the Company acquired the remaining 50% interest. This investment was accounted for under the equity method for the year ending December 31, 1994 and, as a result, $13,000 was recorded to recognize the Company's share of Forafels' earnings during that year. As of January 1, 1995, Forafels became a consolidated subsidiary (see Note 3).

     Until the Company's disposition as part of the purchase consideration of HAPSA (see note 2), the Company owned a 21% interest in Sondeos Petroliferos SA, a Spanish holding Company ("Sonpetrol"). The Company recorded $177,000 for its share of Sonpetrol's losses for the year ended December 31, 1994 under the equity method. A $107,000 loss was recorded in 1995 up until the disposition date.

     The summarized financial information below represents an aggregation of the Company's investments in equity affiliates:

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1996       1995       1994
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Earnings data:
     Revenue.........................  $  13,922  $  13,477  $  17,255
     Operating income................        109        588      9,415
     Net income......................        515        555       (292)
          Company's equity in net
             earnings................        210        165        (44)

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

4.  INVESTMENTS IN AND ADVANCES TO EQUITY AFFILIATES (CONTINUED)

                                           DECEMBER 31,
                                       ---------------------
                                         1996        1995
                                       ---------  ----------
                                          (IN THOUSANDS)
Balance sheet data:
     Current assets..................  $  11,486  $   11,821
     Noncurrent assets...............     23,380      33,980
     Current liabilities.............     (4,834)     (9,297)
     Noncurrent liabilities..........    (17,304)    (15,238)
                                       ---------  ----------
     Net assets......................  $  12,728  $   21,266
                                       =========  ==========
          Company's equity in net
             assets..................  $   3,918  $    3,992
                                       =========  ==========

     The Company's share of undistributed earnings of investments in equity affiliates included in consolidated retained earnings was $2.5 million, $2.4 million and $4.2 million at December 31, 1996, 1995 and 1994, respectively. Dividends from equity affiliates were $279,000, $207,000 and $83,000 in 1996, 1995 and 1994, respectively.

5.  OTHER LONG-TERM INVESTMENTS AND RECEIVABLES

                                           DECEMBER 31,
                                       --------------------
                                         1996       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Investments recorded at cost, net of
  valuation allowance................  $   3,344  $   3,336
Receivables from affiliated entities
  and related parties................      2,862      4,391
Deposits.............................        865      1,875
Other................................        922        911
                                       ---------  ---------
                                       $   7,993  $  10,513
Less: Valuation allowance............     (2,722)    (3,995)
                                       ---------  ---------
Total other long-term investments and
  receivables........................  $   5,271  $   6,518
                                       =========  =========

     Investments recorded at cost represent primarily investments in entities involved in the oil and gas drilling sector. Included in these investments at December 31, 1996 and 1995, is the $2.8 million cost of the Company's 12.5% interest in a group of entities which operate a self-erecting tender barge under capital lease, the AL BARAKA I. Quoted market values for these investments are not readily available and, accordingly, the Company has evaluated the carrying value of each investment based upon the financial position and future prospects of each investee.

     The Company believes that the recorded value of receivables from affiliated entities and related parties, net of any valuation allowance, approximates fair market value at December 31, 1996.

6.  PLANT AND EQUIPMENT

                                              DECEMBER 31,
                                       --------------------------
                                           1996          1995
                                       ------------  ------------
                                             (IN THOUSANDS)
Rigs and equipment...................  $    426,220  $    438,246
Buildings, furniture, fixtures and
  vehicles...........................         3,984         3,226
                                       ------------  ------------
                                            430,204       441,472
Less: accumulated depreciation.......      (193,056)     (211,100)
                                       ------------  ------------
Plant and equipment, net.............  $    237,148  $    230,372
                                       ============  ============

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

6.  PLANT AND EQUIPMENT (CONTINUED)

     At December 31, 1996 and 1995, rigs and equipment with a carrying value of $17.3 million and $50.8 million were held in non-operating status pending redeployment. Rigs with a cost of $24 million are being depreciated over the term of a five-year drilling contract which includes a bargain purchase option in favor of the customer arising in May 1997. Depreciation charged in relation to these rigs is $4.8 million in both 1996 and 1995. Assets with a book value of $114 million and $165 million as of December 31, 1996 and 1995, respectively, are pledged as security under the Company's debt agreements and leases.

     The Company capitalizes interest applicable to the construction of significant additions to plant and equipment. In 1996, total interest incurred was $10,700,000 of which $652,000 was capitalized. No interest was capitalized in 1995 or 1994.

7.  LEASES

     Included in property, plant and equipment in the accompanying consolidated balance sheets are the following rigs and equipment under capital leases:

                                            DECEMBER 31,
                                       ----------------------
                                          1996        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Rigs and equipment at cost...........  $  108,629  $  150,830
Accumulated depreciation.............     (53,123)    (70,315)
                                       ----------  ----------
Assets under capital leases, net.....  $   55,506  $   80,515
                                       ==========  ==========

     In October 1995, the Company exercised options to purchase five tender barges and five land rigs which were under capital lease for a total amount of $19.9 million. The terminated lease contracts had remaining unexpired terms ranging up to four years and their payments were based upon interest rates ranging from 6.0% to 9.0% after considering interest rate swap agreements. Simultaneously, the Company entered into a new seven year sale leaseback contract for three of these tender barges with a financing company. The new sale leaseback agreement results in a capital lease obligation of $40 million payable in semi-annual installments. Interest is calculated at a stated rate of six-month LIBOR plus 1.25% (6.85% at December 31, 1996) for $35 million of the obligation and at a fixed rate of 7.67% for the remaining $5 million. In conjunction with this lease, the Company entered into an interest rate swap agreement which fixes the payment on this lease at 7.67% on $35 million of the outstanding obligation over the entire term of the contract. The outstanding amount of this capital lease obligation at December 31, 1996 was $35.5 million.

     The Company also entered other contracts for the lease of land rigs and various equipment which represented capital lease obligations of $12.6 million at December 31, 1995. These lease obligations were liquidated by the Company during 1996.

     Under the terms of these lease contracts, the Company is required to comply with applicable laws and regulations, maintain the rigs and equipment and obtain a specified level of insurance coverage. The depreciation expense related to assets under capital leases was $6.1 million, $5.5 million and $8.0 million in 1996, 1995 and 1994, respectively.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

7.  LEASES (CONTINUED)

     Capital lease obligations are summarized below:

                                           DECEMBER 31,
                                       --------------------
                                         1996       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Total capital lease obligations......  $  35,513  $  52,676
Less current installments............     (4,850)    (8,138)
                                       ---------  ---------
Long-term obligations under capital
  leases.............................  $  30,663  $  44,538
                                       =========  =========

     The Company also leases premises under operating leases which expire in the year 2009. Rental expense for this operating leases amounted to $307,000, $320,000 and $276,000 in 1996, 1995 and 1994, respectively.

     Minimum lease payments under leases expiring subsequent to December 31, 1996 follow:

                                        CAPITAL      OPERATING
YEAR ENDED DECEMBER 31,                 LEASES        LEASES
-------------------------------------   -------      ---------
                                            (IN THOUSANDS)
1997.................................   $ 7,519       $   675
1998.................................     7,520           587
1999.................................     7,519           409
2000.................................     7,520           238
2001.................................     7,519           219
2002 and thereafter..................     7,520         1,096
                                        -------      ---------
               Total.................   $45,117       $ 3,224
                                                     =========
Less interest........................    (9,604)
                                        -------
Minimum lease payments...............   $35,513
                                        =======

     The new sale leaseback agreement contains certain limitations on the incurrence of additional indebtedness, including the limitation that indebtedness may not exceed tangible net worth. The Company will, however, be permitted to assume, among other things, indebtedness of acquired businesses, subject to compliance with the other financial covenants contained in the sale leaseback agreement.

8.  SHORT-TERM BORROWINGS

     The Company has agreements with several banks for short-term lines of credit in both U.S. dollars and French francs. These facilities are renewable annually and bear interest at three-month LIBOR plus 1% (6.5% and 6% at December 31, 1996 and 1995, respectively) for U.S. dollar denominated facilities and three-month PIBOR plus 1% (4.5% and 6% at December 31, 1996 and 1995, respectively) for French franc denominated facilities.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

8.  SHORT-TERM BORROWINGS (CONTINUED)

     The Company had the following balances outstanding under these short-term credit facilities:

                                           DECEMBER 31,
                                       --------------------
                                         1996       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Unsecured............................  $  14,335  $  10,171
Secured by trade receivables.........     --         10,669
                                       ---------  ---------
               Total.................  $  14,335  $  20,840
                                       =========  =========

     As of December 31, 1996, the Company had $25 million of unused commitments for unsecured credit lines and $6 million of unused commitments for secured credit lines.

9.  LONG-TERM DEBT

                                            DECEMBER 31,
                                       ----------------------
                                          1996        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Bank debt(a).........................  $   19,170  $   41,867
Loan obligations to customers(b).....       9,511       8,692
Other loan obligations(c)............       5,207       7,901
                                       ----------  ----------
               Total debt............  $   33,888  $   58,460
Less current portion.................     (11,773)    (18,202)
                                       ----------  ----------
               Total long-term
                  debt...............  $   22,115  $   40,258
                                       ==========  ==========

(A)  BANK DEBT

     The Company has entered into borrowing arrangements with various banks for loans denominated in U.S. dollars and French francs ("FF").

     U.S. dollar denominated debt as of December 31, 1996 and 1995 amounted to $19.2 million and $33.5 million, respectively. On August 1, 1995, the Company refinanced loan obligations with new bank debt in the amount of $20 million payable in semi-annual installments beginning February 1996 and continuing through 2002. The loan bears interest at a stated rate of six month LIBOR plus a margin ranging from 1.25% to 2.5% (6.85% at December 31, 1996). In conjunction with this loan, the Company simultaneously entered into an interest rate swap agreement which fixed the rate of interest on this loan at 7.55% over the term of the debt agreement. The semisubmersible rig NYMPHEA is pledged as security for this loan.

     In September 1995, the Company entered into a new $10 million credit line. This facility bore interest at six-month LIBOR plus 1.0% and was originally repayable in monthly installments of $350,000 through January 1998. The outstanding balance as of December 31, 1995 was $9.0 million. This loan was repaid in full in May 1996.

     In 1992, the Company entered into an agreement for a loan in the amount of $14.3 million to finance the purchase and upgrading of two lake barges, RIG 50 and RIG 51. As of 1996 and 1995, $1.4 million and $4.3 million, respectively, were outstanding under this loan. The loan is repayable in semi-annual installments through April 1997 and bears interest at six-month LIBOR plus 1.7% (7.3% and 7.2% at December 31, 1996 and 1995, respectively). Management has entered into an interest rate swap contract for

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

9.  LONG-TERM DEBT (CONTINUED)

the duration of the term of this loan which fixes the interest rate at 8.4%. The loan is secured by Rigs 50 and 51.

     French franc denominated debt translated into U.S. dollar amounts at year end rates was $0 and $8.2 million (FF 40.3 million) as of December 31, 1996 and 1995, respectively. These borrowings were fully repaid during 1996.

     In December 1996, Forasol-Foramer signed a credit facility for $30 million, secured by its semisubmersible SOUTH SEAS DRILLER, which bears interest at a rate of six-month LIBOR plus a margin ranging from 1% to 2%, depending on the dayrate earned by the SOUTH SEAS DRILLER and the amount outstanding under the facility as it relates to the asset market value of the rig. There is a commitment fee of 0.25% on the undrawn balance of the facility. The credit facility was unutilized at December 31, 1996.

(B)  LOAN OBLIGATIONS TO CUSTOMERS

     The Company has entered into borrowing arrangements denominated in both U.S. dollars and French francs with certain significant customers. U.S. dollar loan obligations to customers as of December 31, 1996 and 1995 amounted to $7.1 million and $5.3 million, respectively.

     The $7.1 million loan obligation outstanding as of December 31, 1996 consists of two loans in the amounts of $4 million ($0 at December 31, 1995) and $3.1 million ($4.1 million at December 31, 1995). The loan in the amount of $4 million represents an advance received from a customer in April 1996 to finance the construction of a new derrick set for the Cormorant. The advance, which was for an original amount of $6.5 million, bears interest at a fixed annual rate of 7% and is repayable in monthly installments ending in November 1997. The loan in the amount of $3.1 million is payable in semi-annual installments through 1999, is secured by the assets of the jack-up rig ILE DU LEVANT and bears interest at LIBOR. Management has entered into an interest rate swap agreement for the duration of the term of this loan which fixed the interest rate at 8.625%. An additional loan outstanding at December 31, 1995, in the amount of $1.2 million, was repaid during 1996.

     French franc denominated loan obligations to customers translated into U.S. dollar amounts at year end rates as of December 31, 1996 and 1995 were $2.4 million (FF 12.5 million) and $3.4 million (FF 16.5 million), respectively. The repayment schedules for these loans are variable and are based upon the Company achieving certain operating performance criteria. The loans bear interest at variable rates ranging from a minimum of 0% to a maximum of 15% also depending on certain operating performance criteria. The weighted average rate paid on these loans for the year ended December 31, 1996 was 7.7%.

(C)  OTHER LOAN OBLIGATIONS

     In conjunction with the Company's 1995 purchase of a 95% interest in HAPSA, the Company acquired or incurred $5.4 million of additional long-term debt obligations. These obligations include a 10% unsecured, fixed rate loan in the amount of $3.2 million repayable in semi-annual installments beginning January 1996 and continuing through 1999. The remaining $1.5 million indebtedness is repayable in semi-annual installments through 1998 and accrues interest at a fixed rate of 8%.

     Other than the debt obligations described above, this category includes a number of individually insignificant items.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

9.  LONG-TERM DEBT (CONTINUED)

     Scheduled principal payments subsequent to December 31, 1996 are as follows:

YEAR ENDED DECEMBER 31,                 (IN THOUSANDS)
-------------------------------------   --------------
1997.................................      $ 11,773
1998.................................         5,705
1999.................................         4,794
2000.................................         3,965
2001.................................         4,113
2002 and thereafter..................         3,538
                                        --------------
                                           $ 33,888
                                        ==============

     Based on rates currently available to the Company for debt with similar terms and remaining maturities, the Company believes that the recorded value of long-term debt approximates fair market value at December 31, 1996.

10.  INCOME TAXES

     The Company follows Statement of Financial ACCOUNTING STANDARDS NO. 109 ("SFAS 109"), Accounting for Income Taxes. Under SFAS 109, the tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates. SFAS 109 provides, in part, that a deferred tax asset shall be evaluated for realization based on a more likely than not criteria using a valuation allowance.

     The Company operates internationally and tax rates are subject to applicable tax legislation in the countries in which it operates. The tax rates in many of these countries are based on deemed profit as a percentage of revenue. The domestic and foreign components of pre-tax (loss) income after equity in net income of affiliates follow:

                                            YEAR ENDED DECEMBER 31,
                                       ----------------------------------
                                          1996        1994        1993
                                       ----------  ----------  ----------
                                                 (IN THOUSANDS)
Domestic.............................  $  (21,436) $  (21,925) $  (24,456)
Foreign..............................       9,985      19,609      28,508
                                       ----------  ----------  ----------
               Total.................  $  (11,451) $   (2,316) $    4,052
                                       ==========  ==========  ==========

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

10.  INCOME TAXES (CONTINUED)

     A reconciliation of the differences between income taxes computed at the French statutory rate of 37% for 1996 and 1995 and 33% for 1994 and the Company's reported provision for income taxes follows:

                                              YEAR ENDED DECEMBER 31,
                                       -------------------------------------
                                          1996         1995         1994
                                       -----------  -----------  -----------
Statutory income tax rate............         (37)%        (37)%         33%
Non-utilizable tax losses in
  Forinter...........................          --           22%          14%
Taxation rebates.....................          --           (9)%         (4)%
Tax loss benefits....................         (29)%         --           --
Foreign taxes in overseas
  jurisdictions......................          69%          45%          21%
                                                                         --
                                              ---          ---
Effective income tax rate............           3%          21%          64%
                                              ===          ===           ==

     The effective tax rate is different from the French statutory rate primarily due to revenues being earned in foreign tax jurisdictions with different tax bases and rates and to taxable losses in the group company Forinter Ltd., an entity based in a tax free jurisdiction, being unavailable for offset against taxable income. Additionally, in 1996 the Company recognized a deferred income tax benefit of approximately $3.4 million from the reduction in a valuation allowance for the tax benefits of net operating loss carryforwards. The allowance had been recorded in prior years due to uncertainties then existing regarding the Company's ability to utilize such tax benefits.

     As of December 31, 1996 and 1995, the components of deferred tax assets and liabilities were as follows:

                                            DECEMBER 31,
                                       ----------------------
                                          1996        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Deferred Tax Assets:
     Tax loss carryforwards..........  $   24,203  $   23,203
     Other...........................      --             702
                                       ----------  ----------
               Total deferred tax
                  assets.............      24,203      23,905
     Valuation allowance.............     (13,544)    (15,677)
                                       ----------  ----------
               Net deferred tax
                  asset..............  $   10,659  $    8,228
                                       ==========  ==========
Deferred Tax Liabilities:
     Depreciation....................  $    5,106  $    4,852
     Capital leases..................      --             647
                                       ----------  ----------
     Total deferred tax
       liabilities...................  $    5,106  $    5,499
                                       ==========  ==========
     Net deferred tax asset..........  $    5,553  $    2,729
                                       ==========  ==========

     Due to the projected inability to fully utilize tax loss carryforwards related to the Company's operations against the Company's forecasted future taxable earnings in various jurisdictions, the Company has recorded a valuation allowance against such tax loss carryforwards of $13.5 million and $15.7 million at December 31, 1996 and 1995, respectively.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

10.  INCOME TAXES (CONTINUED)

     As of December 31, 1996, unused net tax loss carryforwards were $71.7 million. Of these net tax loss carryforwards, $42.2 million are not subject to an expiration date. The remaining tax loss carryforwards expire between 1997 and 2009.

     The provision for income taxes consists of:

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1996       1995       1994
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Current income tax expense:
     Domestic........................  $     107  $      69  $      18
     Foreign.........................      3,072      1,839      1,715
                                       ---------  ---------  ---------
                                           3,179      1,908      1,733
                                       ---------  ---------  ---------
Deferred income tax expense:
     Domestic........................  $  (3,451) $  (1,031) $     370
     Foreign.........................        626       (468)       477
                                       ---------  ---------  ---------
                                          (2,825)    (1,499)       847
                                       ---------  ---------  ---------
               Total.................  $     354  $     409  $   2,580
                                       =========  =========  =========

11.  OTHER CURRENT LIABILITIES

     Other current liabilities are summarized below:

                                              DECEMBER 31,
                                          --------------------
                                            1996       1995
                                          ---------  ---------
Amounts due to personnel................  $   5,590  $   3,596
Accrued payroll taxes...................      5,308      3,772
Value Added Tax.........................      4,952      1,464
Accrued income taxes....................      2,056      4,177
Other accrued liabilities...............     15,163     13,910
                                          ---------  ---------
                                          $  33,069  $  26,919
                                          =========  =========

12.  STOCKHOLDERS' EQUITY

     At December 31, 1996, the Company's retained earnings includes legal and other reserves of $24.8 million, which are not distributable to shareholders.

13.  STOCK OPTIONS

     During 1996, options under the 1996 Long Term Incentive Plan were granted to the primary officers, managers and employees of the Company to purchase a total of 312,000 Common Shares at an exercise price of $12 per share and 150,000 Common Shares at an exercise price of $14 per share. Grants were originally to have become exercisable five years from the date of issuance and to expire at the end of ten years. All 462,000 options granted, with a weighted exercise price of $12.65, were outstanding and unexercisable at December 31, 1996.

     On March 10, 1997, following the closing of the sale of the Company's operating subsidiaries to Pride Petroleum Services, Inc. ("Pride") (See Note 19 -- Subsequent Events) all such options were cancelled

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

13.  STOCK OPTIONS (CONTINUED)
after having been exchanged for the equivalent number of shares of Pride Common Stock, in the case of 110,000 of the options, or for options to acquire shares of Pride Common Stock at a rate of 1.1 Pride options for each option in the Company, with accelerated exercise dates in the case of the remaining 352,000 options.

14.  INTEREST RATE RISK MANAGEMENT TRANSACTIONS

     The Company uses interest rate swaps and other instruments to manage its exposure to changes in interest rates and to lower its overall borrowing costs.

     The following interest rate contracts were outstanding at December 31, 1996:

      o Interest rate swaps that convert specific bank debt and capital lease obligations from variable rate borrowings to fixed rate borrowings and are scheduled to mature between July 1997 and October 2002. Under these contracts, the Company receives interest at six-month LIBOR (5.6% at December 31, 1996) and paid interest at a weighted average fixed rate of 6.8% in 1996.

      o An interest rate cap that limits the maximum rate of interest on six-month LIBOR based rates to 6%. At December 31, 1996, this contract had a notional amount of $2.5 million and a maturity date of October 15, 1997.

     The interest rate differential resulting from these contracts increased interest and other financial expenses by $1.6 million, $737,000 and $1.9 million for 1996, 1995 and 1994, respectively. The fair market value of these contracts is estimated to be the same as the cost or gain to the Company to terminate its interest rate hedging instruments. At December 31, 1996 and 1995, taking into account the prevailing interest rate environment and creditworthiness of counter parties, this amount is a loss of $1.6 million and $2.6 million, respectively.

     Management believes that no significant concentration of credit risk exists with respect to the Company's financial instruments. At December 31, 1996 and 1995, neither the Company nor the counterparties were required to collateralize their respective obligations under these hedging instruments.

     The following table summarizes by notional amounts the activity for each major category of interest rate contract:

                                         INTEREST         CAP
                                        RATE SWAPS      CONTRACT
                                        ----------      --------
                                             (IN THOUSANDS)
Balance at December 31, 1994.........    $ 41,799       $  7,010
     Additions/Adjustments...........      55,000          --
     Maturities......................     (14,017)        (2,930)
                                        ----------      --------
Balance at December 31, 1995.........      82,782          4,080
     Additions/Adjustments...........      --              --
     Maturities......................     (19,298)        (1,550)
                                        ----------      --------
Balance at December 31, 1996.........    $ 63,484       $  2,530
                                        ==========      ========

     After giving effect to the interest rate hedging instruments outstanding, a 1% increase in interest rates would have resulted in a $205,000, $195,000 and $186,000 increase in financial expenses for 1996, 1995 and 1994, respectively.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

15.  FOREIGN CURRENCY FORWARD CONTRACTS

     The Company's risk management program attempts to minimize, to the extent practical, the effects of fluctuations in the foreign exchange markets. The Company's revenues are primarily U.S. dollar denominated, while the majority of the Company's administrative expenditures are denominated in French francs. In addition, the Company has long-term debt denominated in French francs. The table below summarizes by major currency the contractual amounts of the Company's forward exchange contracts in U.S. dollars. Foreign currency amounts are translated at rates current at the reporting date. The "buy" amounts represent the U.S. dollar equivalent of commitments to purchase foreign currencies, and the "sell" amounts represent the U.S. dollar equivalent of commitments to sell foreign currencies.

                                                    DECEMBER 31,
                                     ------------------------------------------
                                             1996                  1995
                                     --------------------  --------------------
                                        BUY       SELL        BUY       SELL
                                     ---------  ---------  ---------  ---------
                                                   (IN THOUSANDS)
French franc.......................  $  12,000     --      $   9,700  $  --
Deutsche mark......................      4,000     --         --            915
U.S. dollar........................     --         --         --          8,500
                                     ---------  ---------  ---------  ---------
                                     $  16,000  $  --      $   9,700  $   9,415
                                     =========  =========  =========  =========

     In addition to the above, at December 31, 1996, the Company had forward exchange contracts involving the sale of one foreign currency and the purchase of another foreign currency with a contractual amount equivalent to approximately $5 million.

     The estimated (cost) to terminate exchange contracts outstanding at December 31, 1996, 1995 and 1994 was $(241,000), $240,000 and $0, respectively.
Such costs were recorded as a gain (loss) on foreign exchange contracts in the Consolidated Statements of Operations at December 31, 1996, 1995 and 1994, respectively. Under terms of the contracts, neither the Company nor the counterparties were required to collateralize their respective obligations.

     The average fair market value of these contracts calculated on a quarterly basis was:

                                          YEAR ENDED DECEMBER 31,
                                       ------------------------------
                                         1996       1995        1994
                                       ---------  ---------     -----
                                               (IN THOUSANDS)
Average during the period (calculated
  on a quarterly basis)
     Assets..........................  $      30  $     130     $ 864
     Liabilities.....................        209         22       129

     The net gain (loss) arising from these contracts was $(104,000), $144,000 and $2.6 million for each of the three years ending December 31, 1996, 1995 and 1994, respectively.

16.  GEOGRAPHICAL INFORMATION

     The Company operates only in the contract oil and gas drilling industry segment.

     The following tables present net operating revenues, operating income and identifiable assets by geographic area.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

16.  GEOGRAPHICAL INFORMATION (CONTINUED)

     Operating income represents net operating revenues less operating costs and expenses of the geographic area concerned. Identifiable assets are those used in the operations of each geographic area. Corporate assets consist primarily of cash and cash equivalents and deferred tax assets.

                                        MIDDLE                                      REST OF
                1996                     EAST      AFRICA    FAR EAST    FRANCE     EUROPE     AMERICAS     TOTAL
-------------------------------------  ---------  ---------  ---------  ---------  ---------   --------   ---------
                                                                      (IN THOUSANDS)
Revenues.............................  $   3,822  $  85,006  $   3,398  $   3,839  $  26,508   $76,898    $ 199,471
                                       =========  =========  =========  =========  =========   ========   =========
Operating income (loss)..............  $     146  $  20,492  $  (2,034) $ (22,389) $   1,668   $(2,744 )  $  (4,861)
                                       =========  =========  =========  =========  =========   ========   =========
Identifiable assets..................  $  20,128  $ 140,410  $  14,596  $  11,681  $  43,789   $85,507    $ 316,111
                                       =========  =========  =========  =========  =========   ========
Corporate assets.....................                                                                        25,213
                                                                                                          ---------
Total assets.........................                                                                     $ 341,324
                                                                                                          =========

                                        MIDDLE                                      REST OF
                1995                     EAST      AFRICA    FAR EAST    FRANCE     EUROPE     AMERICAS     TOTAL
-------------------------------------  ---------  ---------  ---------  ---------  ---------   --------   ---------
                                                                      (IN THOUSANDS)
Revenues.............................  $  12,464  $  90,060  $   7,070  $   3,595  $  17,971   $40,340    $ 171,500
                                       =========  =========  =========  =========  =========   ========   =========
Operating income (loss)..............  $   8,868  $  16,928  $     314  $ (21,734) $     150   $ 1,559    $   6,085
                                       =========  =========  =========  =========  =========   ========   =========
Identifiable assets..................  $  20,258  $ 140,255  $  29,077  $  24,307  $  40,915   $52,680    $ 307,492
                                       =========  =========  =========  =========  =========   ========
Corporate assets.....................                                                                        25,563
                                                                                                          ---------
Total assets.........................                                                                     $ 333,055
                                                                                                          =========

                                        MIDDLE                                      REST OF
                1994                     EAST      AFRICA    FAR EAST    FRANCE     EUROPE     AMERICAS     TOTAL
-------------------------------------  ---------  ---------  ---------  ---------  ---------   --------   ---------
                                                                      (IN THOUSANDS)
Revenues.............................  $  15,002  $  87,738  $  26,141  $      71  $   4,238   $15,114    $ 148,304
                                       =========  =========  =========  =========  =========   ========   =========
Operating income (loss)..............  $   4,706  $  16,233  $  10,431  $ (25,521) $    (266)  $ 1,815    $   7,398
                                       =========  =========  =========  =========  =========   ========   =========
Identifiable assets..................  $  21,160  $ 171,711  $  26,605  $  36,009  $  13,809   $22,487    $ 291,781
                                       =========  =========  =========  =========  =========   ========
Corporate assets.....................                                                                        25,842
                                                                                                          ---------
Total assets.........................                                                                     $ 317,623
                                                                                                          =========

     The Company derived 16%, 30% and 36% of its consolidated revenues during 1996, 1995 and 1994, respectively, from Elf Aquitaine Group. In the year ended December 31, 1996, an additional 15%, 14%, 14% and 10% of consolidated revenues were derived from Maraven, Chevron, Shell and Total, respectively.

17.  COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES

     The Company's business and operations are substantially dependent upon the conditions of the oil and natural gas industry and, specifically, the exploration and production expenditures of oil and natural gas companies, which are largely dependent upon prevailing prices for oil and natural gas. The Company's rigs are based in countries outside the U.S. While demand for drilling rigs outside the U.S. has been less volatile, demand remains dependent on various factors outside the Company's control. The Company cannot predict the timing or extent of any improvement in the industry or the future level of demand for the Company's drilling services.

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

17.  COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES (CONTINUED)

  INSURANCE COVERAGE

     The Company maintains broad insurance coverage, including general and marine public liability. No insurance is generally carried against loss of revenues. The Company believes that it is adequately insured in accordance with industry standards against normal risks of its operations. Notwithstanding such coverage, the occurrence of a casualty or loss against which the Company is not fully insured could have a material adverse effect on the Company's financial position and results of operations.

  ENVIRONMENTAL REGULATION

     The Company is subject to numerous domestic and foreign governmental regulations that relate directly or indirectly to its operations. The Company does not believe that environmental regulations have to date had a material adverse effect on its results of operations and does not anticipate that any material expenditures will be required to enable it to comply with existing laws and regulations.

  LEGAL PROCEEDINGS

     The Company is a defendant in a number of legal proceedings and has various unresolved asserted and unasserted claims arising in the ordinary course of business. The outcome of these lawsuits and claims is not known at this time. The Company believes that the resulting uninsured liability, if any, will not have a material adverse effect on its consolidated results of operations or financial position.

18.  RELATED PARTY TRANSACTIONS

     For the years ended December 31, 1996, 1995 and 1994, an aggregate of $471,000, $484,000, and $450,000 respectively, in management fees was paid to Soletanche S.A. and Ackermans and van Haaren N.V.

     Under the terms of joint venture and other agreements, the Company provides contract labor and other management services to certain of its affiliates. The table on the following page summarizes revenues regarding affiliates for the years ended December 31, 1996, 1995 and 1994 and receivables from affiliates as of December 31, 1996, 1995 and 1994:

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1996       1995       1994
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Revenues:
     National Drilling and Services
       Co. LLC.......................  $     295  $     171  $     409
     Al Jazirah Forasol Drilling
       Corporation...................        860        980      1,588
     Foradel, Inc....................        168        882     10,157
                                       ---------  ---------  ---------
          Total......................  $   1,323  $   2,033  $  12,154
                                       =========  =========  =========

                                                DECEMBER 31,
                                       -------------------------------
                                         1996       1995       1994
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Accounts receivable:
     National Drilling and Services
       Co. LLC.......................  $      93  $      21  $      47
     Al Jazirah Forasol Drilling
       Corporation...................     --            183        146
     Foradel, Inc....................     --             79      1,769
                                       ---------  ---------  ---------
          Total......................  $      93  $     283  $   1,962
                                       =========  =========  =========

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

19.  SUBSEQUENT EVENTS (UNAUDITED)

     At an Extraordinary General Meeting of the Company held in Rotterdam on March 10, 1997, the Shareholders of the Company approved the transactions provided for in the Purchase Agreement dated December 16, 1996 between the Company, certain shareholders of the Company and Pride Petroleum Services, Inc., a Louisiana corporation ("Pride"), having its corporate headquarters at 1500 City West Boulevard, Suite 400, Houston, Texas 77042, United States of America, including the sale and transfer by the Company of all of the shares in the issued capital of Forasub B.V., having its registered office in Rotterdam, to Pride.

     Forasub B.V., a Dutch closed limited liability company, was a wholly owned subsidiary of the Company organized on December 30, 1996 into which the Company transferred substantially all of its assets, including its record and beneficial ownership in the outstanding capital stock of Forasol S.A., Forinter Limited and International Drilling Management B.V. and their respective subsidiaries, on December 31, 1996.

     The Shareholders of the Company also approved a proposal to dissolve the Company as of March 11, 1997, subject to the condition precedent that the transactions contemplated by the Purchase Agreement should have been effected prior to that date, to approve the liquidation of the assets and liabilities of the Company and to appoint its Board of Managing Directors as liquidator, all this in accordance with Article 29 paragraph 2 of the Articles of Association of the Comapny, without any payment of a specific remuneration to the liquidators and the persons assisting the liquidators.

     Finally, the Shareholders of the Company approved a proposal, subject to the condition precedent that the transactions contemplated by the purchase Agreement should have been completed, to pay a liquidating

                              FORASOL-FORAMER N.V.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

19.  SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

distribution to the Shareholders of the Company, for each share in the issued capital of the Company consisting of:

          (a) an amount of $6.80 in cash (less any applicable Dutch withholding taxes), to be paid out on or about March 14, 1997;

          (b) 0.66 share of common stock of Pride, to be transferred on or about March 14, 1997.

     The transaction with Pride was completed on March 10, 1997 subsequent to the Extraordinary General Meeting, the liquidation of the Company commenced on March 11, 1997 and the liquidation dividend was paid on March 14, 1997.

     The Company arranged for all trading in its shares on the Nasdaq Stock Exchange to cease as at the close of business on March 10, 1997 and for its listing to be cancelled as from that date.

     On February 25, 1997 the Company signed an agreement to purchase a tender barge, the "Tenaga", for $6.6 million. The Tenaga is currently being used as a support vessel and the Company anticipates that it will require an investment of between $15 million and $22 million, depending upon specific customer requirements and the intended area of operations, to return it to its original use as a tender-assisted drilling barge.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
QUITRAL-CO S.A.I.C.

     We have audited the accompanying consolidated balance sheets of QUITRAL-CO S.A.I.C. (an Argentine Corporation) and its subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993, all expressed in thousands of constant Argentine pesos as of June 30, 1995 (Note 2). These financial statements are the responsibility of Quitral-Co's management. Our responsibility is to express an opinion on those financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Argentina, which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of QUITRAL-CO S.A.I.C. and its subsidiary as of June 30, 1995 and 1994 and the consolidated results of its operations and its cash flows for the years ended June 30, 1995, 1994 and 1993, in conformity with generally accepted accounting principles applicable to consolidated financial statements in Argentina, applied on a consistent basis after giving retroactive effect to the change, with which we concur, in valuation of property, plant and equipment in an affiliate company carried at equity method as discussed in Note 4.a).

     Accounting practices used by Quitral-Co in preparing the accompanying consolidated financial statements conform with generally accepted accounting principles used in Argentina for consolidated financial statements, but do not conform with generally accepted accounting principles in the United States of America. A description of the significant differences and the approximate effect of those differences on the reconciliation of shareholders' equity and net income as of and for the years ended June 30, 1995 and 1994, respectively, are set forth in Note 12 to the consolidated financial statements.

                                          PISTRELLI, DIAZ Y ASOCIADOS
                                          C.P.C.E.C.F. VOL. 1-F8

                                          ENRIQUE C. GROTZ
                                          Partner
                                          Certified Public Accountant UBA
                                          C.P.C.E.C.F. Vol. 136-F149

Buenos Aires, Argentina
May 20, 1996

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 1995 AND 1994
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)

                                             1995       1994
                                          ---------  ---------
CURRENT ASSETS
  Cash..................................      2,346      1,326
  Investments (Note 5.a)................      1,566        272
  Trade receivables (Note 5.b)..........     35,452     27,060
  Other receivables (Note 5.c)..........      6,137      3,525
  Parts and supplies (Note 5.d).........     14,623     12,847
  Discontinued operations (Note 7)......      2,522      2,362
                                          ---------  ---------
     Total current assets...............     62,646     47,392
                                          ---------  ---------
NONCURRENT ASSETS
  Other receivables (Note 5.c)..........        678        325
  Parts and supplies (Note 5.d).........      5,392      7,122
  Investments (Note 5.a)................        230      6,532
  Property and equipment (Note 11.a)....     68,371     56,474
  Discontinued operations (Note 7)......     43,873     47,152
                                          ---------  ---------
     Total noncurrent assets............    118,544    117,605
                                          ---------  ---------
     Total assets.......................    181,190    164,997
                                          =========  =========
CURRENT LIABILITIES
  Accounts payable (Note 5.e)...........     13,893     10,673
  Loans (Note 5.f)......................     19,269     18,482
  Payroll and social security taxes.....      4,846      4,112
  Taxes payable.........................      4,649      3,059
  Other liabilities (Note 5.g)..........      1,640      1,859
  Discontinued operations (Note 7)......      1,320      1,280
                                          ---------  ---------
     Total current liabilities..........     45,617     39,465
                                          ---------  ---------
NONCURRENT LIABILITIES
  Loans (Note 5.f)......................      7,363      2,541
  Other liabilities (Note 5.g)..........      3,778      3,792
  Reserves (Note 11.b)..................      2,318      1,837
                                          ---------  ---------
     Total noncurrent liabilities.......     13,459      8,170
                                          ---------  ---------
     Total liabilities..................     59,076     47,635
MINORITY INTEREST IN SUBSIDIARY.........        475      2,186
SHAREHOLDERS' EQUITY (per corresponding
  statement)............................    121,639    115,176
                                          ---------  ---------
     Total liabilities and shareholders'
      equity............................    181,190    164,997
                                          =========  =========

   The accompanying notes are an integral part of these financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)

                                           1995        1994       1993
                                       ----------  ----------  ---------
NET SALES............................     175,313     143,178    106,763
COST OF SALES (Note 11.c)............    (158,767)   (126,516)   (89,387)
                                       ----------  ----------  ---------
     Gross income....................      16,546      16,662     17,376
OPERATING EXPENSES (Note 11.e).......     (11,624)     (7,875)    (6,146)
OTHER (EXPENSES) INCOME, net (Note
5.h).................................        (620)       (800)    (1,985)
FINANCIAL INCOME (EXPENSE) AND
  HOLDING GAINS (LOSSES), net (Note
  5.i)...............................      (3,709)       (271)      (112)
                                       ----------  ----------  ---------
     Income from continuing
       operations before income tax
       and minority interest.........         593       7,716      9,133
INCOME TAX...........................      (4,044)     (2,528)    (1,164)
                                       ----------  ----------  ---------
     (Loss) Income from continuing
       operations....................      (3,451)      5,188      7,969
INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS (Note 7), plus tax
  carryforward of 349, 639 and 193,
  respectively.......................      12,385        (108)    (1,197)
MINORITY INTEREST IN SUBSIDIARY......       1,770         224     --
                                       ----------  ----------  ---------
     Net income......................      10,704       5,304      6,772
                                       ==========  ==========  =========

   The accompanying notes are an integral part of these financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)

                                                       STOCK
                                        -----------------------------------       APPRAISAL
                                                   ADJUSTMENT    ADDITIONAL      REVALUATION                  UNAPPROPRIATED
                                        CAPITAL    TO CAPITAL     PAID IN      RESERVE-EQUITY      LEGAL         RETAINED
                                         STOCK       STOCK        CAPITAL        INVESTMENTS      RESERVE        EARNINGS
                                        -------    ----------    ----------    ---------------    --------    --------------
Balances as of June 30, 1992.........   12,138        8,586        28,638            9,537          1,142         48,781
Reversal of Petroqumica Cuyo's
  appraisal revaluation reserve (Note
  4a)................................     --          --            --              (9,537)         --            --
                                        -------    ----------    ----------    ---------------    --------    --------------
Modified balances as of beginning of
  year...............................   12,138        8,586        28,638          --               1,142         48,781
Appropriation to Legal reserve.......     --          --            --             --                 334           (334)
Capital increase.....................      914           88         --             --               --            --
Additional paid in capital...........     --          --            6,496          --               --            --
Other................................     --          --            --             --               --               (99)
Net income...........................     --          --            --             --               --             6,772
                                        -------    ----------    ----------    ---------------    --------    --------------
Balances as of June 30, 1993.........   13,052        8,674        35,134          --               1,476         55,120
Appropriation to Legal reserve.......     --          --            --             --                 341           (341)
Cash dividends (Ps. 0.25 per
  share).............................     --          --            --             --               --            (3,262)
Other................................     --          --            --             --               --              (322)
Net income...........................     --          --            --             --               --             5,304
                                        -------    ----------    ----------    ---------------    --------    --------------
Balances as of June 30, 1994.........   13,052        8,674        35,134          --               1,817         56,499
Appropriation to Legal reserve.......     --          --            --             --                 260           (260)
Cash dividends (Ps. 0.32 per
  share).............................     --          --            --             --               --            (4,241)
Net income...........................     --          --            --             --               --            10,704
                                        -------    ----------    ----------    ---------------    --------    --------------
Balances June 30, 1995...............   13,052        8,674        35,134          --               2,077         62,702
                                        =======    ==========    ==========    ===============    ========    ==============

                                           TOTAL
                                       SHAREHOLDERS'
                                           EQUITY
                                       --------------
Balances as of June 30, 1992.........      108,822
Reversal of Petroqumica Cuyo's
  appraisal revaluation reserve (Note
  4a)................................       (9,537)
                                       --------------
Modified balances as of beginning of
  year...............................       99,285
Appropriation to Legal reserve.......      --
Capital increase.....................        1,002
Additional paid in capital...........        6,496
Other................................          (99)
Net income...........................        6,772
                                       --------------
Balances as of June 30, 1993.........      113,456
Appropriation to Legal reserve.......      --
Cash dividends (Ps. 0.25 per
  share).............................       (3,262)
Other................................         (322)
Net income...........................        5,304
                                       --------------
Balances as of June 30, 1994.........      115,176
Appropriation to Legal reserve.......      --
Cash dividends (Ps. 0.32 per
  share).............................       (4,241)
Net income...........................       10,704
                                       --------------
Balances June 30, 1995...............      121,639
                                       ==============

   The accompanying notes are an integral part of these financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)

                                         1995       1994       1993
                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income......................     10,704      5,304      6,772
Adjustments to reconcile net income
  to cash provided by operating
  activities:
     Minority interest in profits....     (1,770)      (224)    --
     Depreciation of property and
       equipment.....................     10,504      8,175      8,694
     Gain (loss) on sale of property
       and equipment.................       (226)      (310)      (584)
     Increase (decrease) in
       allowances/reserves...........        481       (101)       316
     Increase in allowance for
       obsolescence of parts and
       supplies......................      1,730     --          1,417
     Discontinued operations.........      2,369      5,335      3,783
     Income on the sale of
       discontinued operations of
       joint venture interests.......     (5,743)    --         --
     Income from discontinued
       operations of equity
       investments...................     (9,679)      (419)     2,207
Changes in assets and liabilities:
     Trade receivables...............     (4,655)    (8,186)     1,668
     Other receivables...............     (2,965)      (261)       676
     Parts and supplies..............     (8,063)    (8,833)    (6,723)
     Accounts payable................      5,614      2,666     (2,804)
     Payroll and social security
       taxes.........................        734      1,291       (505)
     Taxes payable...................      1,077      1,361       (512)
     Other liabilities...............      1,070      4,038     (1,626)
     Discontinued operations.........      3,321     (5,798)    (1,059)
     Other...........................        261        759       (690)
                                       ---------  ---------  ---------
          Cash flows provided by
             operating activities....      4,764      4,797     11,030
                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
     Loans to related companies......      1,670     --         --
     Short term investments..........        135        124        149
     Acquisition of property and
       equipment.....................    (18,791)   (13,746)    (1,350)
     Sales of property and
       equipment.....................        510        624      1,170
     Sale of temporary investments...        492     --         --
     Proceeds from sale of
       discontinued operations.......     16,170     --         --
     Discontinued operations.........     (2,744)    (5,147)    --
                                       ---------  ---------  ---------
          Cash flows used in
             investing activities....     (2,558)   (18,145)       (31)
                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
     Short-term loans, net...........       (461)    18,947     (9,168)
     Long-term loans.................      4,822      2,541     --
     Dividends.......................     (4,242)    (7,196)    (1,753)
                                       ---------  ---------  ---------
          Cash flows provided by
             (used in) financing
             activities..............        119     14,292    (10,921)
                                       ---------  ---------  ---------
     Net increase in cash and cash
       equivalents...................      2,325        944         78
     Cash and cash equivalents at the
       beginning of year.............      1,587        643        565
                                       ---------  ---------  ---------
     Cash and cash equivalents at the
       end of year...................      3,912      1,587        643
                                       =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF JUNE 30, 1995, 1994 AND 1993
(STATED IN THOUSANDS OF CONSTANT ARGENTINE PESOS AS OF JUNE 30, 1995 -- NOTE 2)

1.  MAIN COMPANY BUSINESS AND REORGANIZATION

     Quitral-Co S.A.I.C. ("Quitral-Co") was formed in Argentina in 1960. Quitral-Co and its subsidiary Perforaciones Quitral-Co de Venezuela S.A. ("Quitral-Co de Venezuela" or the "Subsidiary") provide oil and gas well drilling, completion, repair, and workover services, which are predominantly rendered in Argentina and Venezuela. Each of these countries forms an activity center and provides services in their respective countries with their own machinery, materials warehouses, and administrative facilities. Quitral-Co is headquartered in Buenos Aires.

     Pursuing its strategic aim of concentrating business in the area of oil field services, during the year ended June 30, 1995, Quitral-Co sold its working interests in oil producing joint ventures in Argentina. Additionally, in September 1995, Quitral-Co de Venezuela divested its 10% interest in the Oritupano-Leona oil producing area (see Note 7). The assets, liabilities and results related to the interests in those joint ventures, are presented as discontinued operations for all the years presented.

     Events subsequent to the year ended June 30, 1995:

        -- During September 1995, Quitral-Co acquired the remaining 30% of the capital stock of Quitral-Co de Venezuela, thus becoming the sole owner of the aforementioned Company's shares (see Note 7).

        -- At the General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all of its equity interests in Petroqumica Cuyo S.A.I.C., Packingplast S.A., and Jojoba S.A. as a dividend distribution in kind at their book value. The assets, liabilities and results related to these investments are presented as discontinued operations for all the years presented (see Note 7). In addition, at this General Shareholders' Meeting, the shareholders approved distribution of 32,600 in cash dividends.

        -- On April 29, 1996, Pride Petroleum Services, Inc. ("Pride"), a US based company, extended a non-current loan of 32,600 to Quitral-Co to increase its working capital. On April 30, 1996, Pride acquired 100% of Quitral-Co's shares, thus gaining control of Quitral-Co.

        -- In April 1996, far-reaching changes were made to Venezuela's economic policy. The exchange market was freed causing the Bolivar to be devalued by about 80%.

        -- In addition, on May 2, 1996, by decision of the shareholders at the General Shareholders' Meeting held on that date, a new Board of Directors was elected. The new management is undertaking an analysis of Quitral-Co's organizational structure to define and implement short-term strategies and actions intended to position the business for future success. This analysis may include several dismissals for estimated termination costs of approximately 4,000.

     Quitral-Co is organized under the laws of Argentina and its operations are conducted in Argentina and Venezuela through its subsidiary; it is therefore subject to certain investment considerations not typically associated with investments in equity securities of United States companies. These factors mainly include: dependence on oil and gas industry conditions, the Argentine and Venezuelan economy and corporate governance in Argentina and the regulatory environment Quitral-Co operates within. Quitral-Co is subject also to various environmental and labor laws and regulations that are different from those which would apply to a company in the United States of America. For further information, see "Risk Factors" in the accompanying Prospectus which information is incorporated herein.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  BASIS OF PRESENTATION

     The consolidated financial statements of Quitral-Co have been prepared in accordance with generally accepted accounting principles in Argentina ("Argentine GAAP"), and regulations of the Inspeccion General de
Justicia -- "IGJ" (governmental regulatory agency for nonpublic companies), which differ in certain respects from generally accepted accounting principles in the United States of America (U.S. GAAP). A description of the significant differences between Argentine and U.S. GAAP, and the approximate effect of differences on Quitral-Co's consolidated net income and shareholders' equity are set forth in Note 12 to the consolidated financial statements.

  PURPOSE OF THE FINANCIAL STATEMENTS

     These consolidated financial statements have been prepared with the purposes of being included in the Form S-3 to be filed by Pride with the Securities and Exchange Commission of the United States of America (the "SEC"). The consolidated financial statements also include certain reclassifications and additional disclosures necessary to conform more closely with the form and content required by the SEC.

  RESTATEMENT OF FINANCIAL STATEMENTS IN CONSTANT ARGENTINE PESOS

     In accordance with the method of restatement established in Technical Resolution No. 6 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE) and current legislation, the financial statements of Quitral-Co were stated in constant Argentine pesos as of the end of each year. In addition, all amounts have been restated in constant Argentine pesos as of June 30, 1995. This restatement does not change the valuation of the assets and liabilities in the financial statements, except for the adjustment required to state the reported amounts in constant pesos as of June 30, 1995. In accordance with these requirements, translation factors derived from the general level wholesale price index issued by the National Institute of Statistics and Census have been used to arrive at the constant Argentine pesos financial statements.

     The conversion factors used to restate the financial statements in constant Argentine pesos were 1.0, 1.081, and 1.0836 as of June 30, 1995, 1994, and 1993,
respectively.

     Resolution No. 8/95 of IGJ dated September 12, 1995, requires companies to discontinue, beginning September 1, 1995, the restatement of financial statements for the effect of inflation. On March 29, 1996, the FACPCE approved Resolution No. 140/96 which determined an annual variation of up to 8% in the index provided by Resolution No. 6 allowing as an alternative criterion, the historical currency as reporting currency for preparing financial statements.

  ARGENTINE LEGAL REQUIREMENTS

     In accordance with Argentine GAAP and current Argentine legislation, the presentation of the parent company's individual financial statements is required. Consolidated financial statements need only be included as supplementary information. For the purpose of this filing, individual financial statements have been omitted since they are not required for SEC reporting purposes.

     Additionally, certain disclosures related to formal legal requirements for reporting in Argentina have been omitted for purposes of these financial statements since they are not required for SEC reporting purposes.

  TRANSLATION OF FOREIGN OPERATIONS

     The financial statements of Quitral-Co de Venezuela have been translated into constant Argentine pesos, using that currency as the functional currency. Thus, monetary assets and liabilities were translated at the exchange rate prevailing as of year-end, while nonmonetary items were translated at historical exchange rates and subsequently restated in constant Argentine pesos. Income statement accounts were converted at the average exchange rate for each month and restated as indicated above, except for depreciation and other

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  BASIS OF PRESENTATION (CONTINUED)
consumption of nonmonetary assets, which were valued in terms of the converted amounts of those assets. Translation gains or losses related to the effect of devaluation or revaluation of monetary assets and liabilities were charged or credited to income under Financial income (expense) and holding gains (losses).

  CONSOLIDATED FINANCIAL STATEMENTS

     In accordance with the rules and regulations established by Technical Resolution No. 4 of the FACPCE, Quitral-Co (the controlling company) has made a line by line consolidation of its balance sheets as of June 30, 1995 and 1994, and the related statements of income and cash flows for the years then ended with the financial statements of Quitral-Co de Venezuela from the date it was purchased in December 1993.

     The table below presents the ownership and voting interest in Quitral-Co de
Venezuela:

                                            % OWNERSHIP AND
                                            VOTING INTEREST
                                           ------------------
                                            AS OF      AS OF
                COMPANY                    6/30/95    6/30/94      YEAR END       REGISTERED OFFICE
----------------------------------------   -------    -------    ------------   ----------------------
Quitral-Co de Venezuela.................      70%        70%     December 31    Caracas FD, Venezuela

     In order to comply with Argentine GAAP and properly apply the consolidation method, the Subsidiary prepared special financial statements as of June 30, 1995 and 1994. The financial statements of the Subsidiary have been prepared to conform the accounting policies to those applied by Quitral-Co in preparing its financial statements. All significant intercompany transactions and balances have been eliminated in consolidation. The participation of minority shareholders in the Subsidiary has been presented in the consolidated statements under minority interest.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with Argentine GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Subsequent resolution of some matters could differ from those estimates.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, Quitral-Co considers all highly liquid investments with original maturity of three months or less as cash equivalents.

     The table below presents the amount of interest and taxes paid for the years ended June 30, 1995, 1994 and 1993:

                                          1995       1994       1993
                                       ---------  ---------  ---------
Interest paid........................      969        577        483
Income taxes paid....................    4,840      1,565        910

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     In the consolidated statements of cash flows for the years ended June 30, 1995, 1994 and 1993, cash and cash equivalents are comprised of:

                                          1995       1994       1993
                                       ---------  ---------  ---------
Cash.................................    2,346      1,326         87
Foreign currency certificates of
  deposit............................       13        116         77
Government securities................        6         --         --
Financial investment with
  subsidiaries and affiliates........    1,547        145        479
                                       ---------  ---------  ---------
                                         3,912      1,587        643
                                       =========  =========  =========

  VALUATION CRITERIA

     The main valuation criteria used by Quitral-Co for the preparation of the consolidated financial statements are as follows:

a)  CASH, RECEIVABLES AND PAYABLES:

     -- In local currency: at nominal value including, if applicable, interest accrued through each year-end according to the specific clauses of the transaction.

     -- In foreign currency: converted at the exchange rates in effect at each year-end for the settlement of these transactions including, if applicable, interest accrued through each year-end according to the specific clauses of the transaction. Any exchange differences have been charged or credited to income of each year. The respective detail is set forth in Note 11.d).

b)  SHORT-TERM INVESTMENTS:

     -- Foreign-currency deposit certificates: at the rate of exchange prevailing on each year-end plus any interest accrued as of then.

     --  Government securities: at market value current as of each year-end.

     -- Financial investments with related companies: at nominal value including, if applicable, interest accrued through each year-end according to the specific clauses of the transaction.

c)  PARTS AND SUPPLIES:

     -- Materials and spares: with high turnover at replacement cost; slow-moving and minor items at latest purchase price restated in constant pesos at each year-end.

     -- Materials in transit: at the specific cost of each import shipment plus expenses accrued as of each year-end; amounts were translated from foreign currency at exchange rates prevailing on those dates for settlement of the relevant transaction.

     Inventories include, when applicable, an allowance for reduction of their value to their estimated recoverable value.

d)  NONCURRENT INVESTMENTS:

     -- Financial investments with related companies: at nominal value including, if applicable, interest accrued through each year-end according to the specific clauses of the transaction.

e)  PROPERTY AND EQUIPMENT:

     Property and equipment are carried at acquisition cost restated in constant Argentine pesos as of each year-end less related accumulated depreciation. Major renewals and improvements are capitalized and

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) depreciated over the respective asset's useful life. Maintenance and repair costs are charged to expense as incurred. When assets are sold or retired, the remaining costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income. Depreciation of property and equipment is calculated by the straight line method based upon expected useful lives of each class of assets (see Note 11.a).

     The book value of property and equipment, considered as a whole, does not exceed its recoverable value.

f)  DISCONTINUED OPERATIONS:

     Parts and supplies and property and equipment related to discontinued operations of joint venture interests (see Note 7) were valued at acquisition cost restated in constant Argentine pesos as of each year-end, less related accumulated depreciation which does not exceed its realizable value, and discontinued operations of noncurrent investments were valued at equity method as of each year-end. Liabilities have been recorded to meet the obligations arising from discontinued operations.

g)  INCOME TAX:

     Quitral-Co and its subsidiary calculate income tax on a separate-company basis at the current rate of 30% in Argentina and 34% in Venezuela, respectively, without taking in consideration the effect of any temporary differences between book and taxable income.

     As of June 30, 1995, Quitral-Co de Venezuela has an accumulated net operating loss carryforward of about 7,568, which calculated at the current tax rate represents a contingent asset of about 2,573, which may be used to offset future income taxes in that subsidiary.

h)  ALLOWANCES AND RESERVES:

     --  Deducted from assets:

          o Allowance for obsolescence: assessed on the basis of an individual analysis of items considered technically obsolete.

     --  Included in liabilities:

          o Reserves for contingencies: established to provide for contingencies that might involve Quitral-Co in losses whose final outcome depends on one or more future events. Contingent liabilities are evaluated by management and Quitral-Co's legal counsel based on available facts.

     The contingencies include outstanding lawsuits or claims for possible damage to third parties arising from Quitral-Co's business, as well as third-party claims stemming from issues of interpreting current legislation.

     The activity in the allowance and reserve accounts is presented in Note 11.b).

i)  SHAREHOLDERS' EQUITY ACCOUNTS:

     The shareholders' equity accounts are restated in year-end constant Argentine pesos, with the exception of the "Capital stock" account, which has been maintained at its original value. The adjustment resulting from restatement thereof in year-end constant Argentine pesos is included in the "Adjustment to capital stock" account.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

j)  INCOME STATEMENT ACCOUNTS:

     All accounts have been restated in constant Argentine pesos as of each year-end by applying the respective conversion factors for the month of accrual to the historical amounts, with the exception of charges for nonmonetary assets consumed, which were determined based on the inflation-adjusted amount of the assets involved.

     -- The caption "Financial income (expense) and holding gains (losses)" includes:

          o Nominal financial income and expense generated on assets and liabilities, restated in constant Argentine pesos.

          o The effects of general inflation on monetary assets and liabilities, not included in the preceding paragraph.

          o Holding gains or losses resulting from the revaluation of inventories carried at current value.

  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

     Quitral-Co has not used financial instruments to manage its exposure to fluctuations in foreign currencies or interest rates, and accordingly, has not entered into transactions that would create off-balance sheet risk associated with such instruments.

     Quitral-Co's cash equivalents and current investments are deposit certificates and securities placed with financial and commercial institutions. This investment policy limits Quitral-Co's exposure to concentration of credit risk. Quitral-Co's customer base consists primarily of major integrated and international oil companies as well as smaller independent oil and gas producers. Management believes the credit quality of its customers is generally high. Revenues from YPF S.A. and Perez Companc S.A. represent 28.3% and 24.6% for the year ended June 30, 1995; 18.6% and 28.9% for the year ended June 30, 1994 and 21.0% and 39.9% for the year ended June 30, 1993, respectively.

4.  CHANGES IN FINANCIAL STATEMENT PRESENTATION

     a)  Reversal of Petroqumica Cuyo's appraisal revaluation reserve

         Quitral-Co adjusted its equity investment in Petroquimica Cuyo (presented as a discontinued operation) eliminating the property, plant and equipment appraisal revaluation carried out by this affiliate and the appraisal revaluation reserve included in net worth. This change in accounting principle was applied retroactively to these financial statements for the years ended June 30, 1995, 1994 and 1993 and had no effect in the consolidated statements of income.

     b)  Presentation of the statements of cash flows

         Beginning with the financial statements for the interim period ended September 30, 1994, Quitral-Co prepares its statements of cash flows in accordance with the indirect method, starting with the year's net income and adding to or subtracting from it, as applicable, those items comprised in its determination that did not affect the operating cash flows, and disclosing separately any changes in assets and liabilities, as well as the cash provided by or used in investing and financing activities.

     c)  Assets and liabilities of discontinued operations

         For the purpose of these financial statements, assets and liabilities from the operations conducted in Al Norte de la Dorsal, Aguada Villanueva, Piedras Coloradas, Cacheuta, Canadon Amarillo and Altiplanicie del Payun oil fields, as well as those from the indirect interest held by Quitral-Co in the Oritupano-Leona oil area, and the equity investments in Petroquimica Cuyo S.A., Packingplast

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  CHANGES IN FINANCIAL STATEMENT PRESENTATION (CONTINUED)
       S.A. and Jojoba S.A. as of June 30, 1995 and 1994 and the results of operations and cash flows for the years ended June 30, 1995, 1994 and 1993, are shown in the account "Discontinued operations" (see Note
         7).

     For the purpose of these financial statements and in accordance with Argentine GAAP, the balances as of June 30, 1994 and 1993, which are presented for comparative purposes, have been prepared after giving effect to the changes described above.

     Additionally, certain reclassifications were made to the amounts presented as of June 30, 1994 and 1993 to conform their presentation to the classifications made as of June 30, 1995.

5.  BREAKDOWN OF SIGNIFICANT ACCOUNTS

     The significant balance sheet and income statement accounts are detailed as follows:

                                          1995       1994
                                       ---------  ---------
a)  INVESTMENTS:
  SHORT-TERM:
  Foreign currency certificates of
  deposit............................         13        116
  Government securities..............          6         11
  Financial investment with related
  companies (Note 10)................      1,547        145
                                       ---------  ---------
                                           1,566        272
                                       =========  =========
  NONCURRENT:
  Financial investment with related
  companies (Note 10)................        230      6,107
  Other..............................     --            425
                                       ---------  ---------
                                             230      6,532
                                       =========  =========
b)  TRADE RECEIVABLES:
  Trade accounts receivables.........     26,407     18,388
  Related companies (Note 10)........      9,032      8,672
  Notes receivable...................         13     --
                                       ---------  ---------
                                          35,452     27,060
                                       =========  =========

c)  OTHER RECEIVABLES:
  CURRENT:
  Tax credits........................      1,017        801
  Prepaid expenses...................        424         60
  Advances to vendors................      2,823        570
  Advances to personnel..............        927        960
  Insurance claims...................         32        323
  Other..............................        914        811
                                       ---------  ---------
                                           6,137      3,525
                                       =========  =========
  NONCURRENT:
  Guarantee deposits.................        314          8
  Other..............................        364        317
                                       ---------  ---------
                                             678        325
                                       =========  =========

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  BREAKDOWN OF SIGNIFICANT ACCOUNTS (CONTINUED)
d)  PARTS AND SUPPLIES:
  CURRENT:
  Materials and spares...............     13,289     12,058
  Materials in transit...............      1,883      1,338
  Allowance for obsolescence of
     materials and spares (Note
     11.b)...........................       (549)      (549)
                                       ---------  ---------
                                          14,623     12,847
                                       =========  =========
  NONCURRENT:
  Materials and spares...............      7,122      7,122
  Allowance for obsolescence of
     materials and spares (Note
     11.b)...........................     (1,730)    --
                                       ---------  ---------
                                           5,392      7,122
                                       =========  =========

                                          1995       1994
                                       ---------  ---------
e)  ACCOUNTS PAYABLE:
  Vendors............................     13,336     10,117
  Related companies (Note 10)........        557        556
                                       ---------  ---------
                                          13,893     10,673
                                       =========  =========

f)  LOANS:
  CURRENT:
  Foreign currency loans:
  Related companies (Note 10)........      7,000     --
  Bank loans:
  --  Lloyds Bank....................     --          1,620
  --  Supervielle Societe Generale...     --          2,160
  --  Frances........................     --          1,485
  --  J. P. Morgan...................     --          2,160
  --  Credit Lyonnais Argentina
     S.A.............................     --          1,074
  --  Provincial S.A.I.C.A.
     (Venezuela).....................      3,206      6,328
  --  Mercantil C.A.S.A.C.A.
     (Venezuela).....................      2,054     --
  --  Citibank (Venezuela)...........      2,936     --
  --  Bank of Boston (Venezuela)
     (Note 6)........................      1,928      3,352
  --  Other..........................      1,641        303
                                       ---------  ---------
                                          18,765     18,482
  Local currency loans:
  Overdrafts.........................        504     --
                                       ---------  ---------
                                          19,269     18,482
                                       =========  =========
  NONCURRENT:
  Foreign currency loans:
  Banks (Note 6).....................      7,363(1)   2,541
                                       =========  =========
------------
(1) Includes a 4,543 loan of Quitral-Co de Venezuela at a cost of LIBOR plus 1.80% per annum and payable in 10 semi-annual installments and a 2,820 loan of Quitral-Co (Note 6).

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  BREAKDOWN OF SIGNIFICANT ACCOUNTS (CONTINUED)

                                          1995       1994
                                       ---------  ---------
g)  OTHER LIABILITIES:
  CURRENT:
  International Finance
     Corporation.....................      1,133     --
  Directors' fees payable............         47         50
  Other..............................        460      1,809
                                       ---------  ---------
                                           1,640      1,859
                                       =========  =========
  NONCURRENT:
  International Finance
     Corporation.....................      1,688      3,039
  Other..............................      2,090(2)     753(2)
                                       ---------  ---------
                                           3,778      3,792
                                       =========  =========

------------

(2) Non-interest bearing liabilities arising under the Collective Labor Agreement with the Oil Industry Workers Union and employment legislation in force in Venezuela.

                                           1995      1994      1993
                                       ---------  ---------  ---------
h)  OTHER (EXPENSES) INCOME, NET:
  Gain on sale of property and
  equipment -- net...................      226        310        584
  Tax and social security
  amnesties..........................     (416)    --         --
  Other non-operating losses.........     (600)      (491)      (187)
  Other -- net.......................      170       (619)    (2,382)
                                       ---------  ---------  ---------
                                          (620)      (800)    (1,985)
                                       =========  =========  =========

i) FINANCIAL INCOME (EXPENSE) AND
HOLDING GAINS
    (LOSSES) -- NET:
  Exchange rate differences..........     (306)        14        150
  Interest...........................   (4,046)        61       (383)
  Income (loss) on exposure to
     inflation, and gains
     (losses) on holding and
     translation of financial
     statements......................    1,065        (42)       294
  Other financial expenses, net......     (422)      (304)      (173)
                                       ---------  ---------  ---------
                                        (3,709)      (271)      (112)
                                       =========  =========  =========

6.  LOANS

     Quitral-Co has provided a guarantee on a credit line negotiated by Quitral-Co de Venezuela with The First National Bank of Boston, to be used for the purchase and importation of equipment manufactured in the United States. The facility extended to Quitral-Co de Venezuela is for US$6.5 million, at a cost of LIBOR plus 1.80% per annum. The entire loan had been drawn as of June 30, 1995.

     Under the major restrictive covenants of this loan renegotiated during the current year, Quitral-Co (guarantor) is required to maintain certain ratios, as follows: liquidity ratio (total current assets to total current liabilities) equal to or above 0.85 through June 30, 1995, 1.00 from July 1, 1995 through June 30, 1996 and 1.15 from July 1, 1996 through June 30, 1999; and a debt to equity ratio equal to or not less than 1.10, both ratios to be calculated on the basis of consolidated financial statements. Quitral-Co further agreed not to collateralize or otherwise encumber its assets existing as of the date of the loan agreement.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  LOANS (CONTINUED)

     The First National Bank of Boston may declare the entire outstanding principal plus interest and relevant charges immediately due and payable upon any event of nonperformance of the above covenants.

     On June 30, 1995, Quitral-Co provided a guarantee for a total US$7.5 million to banks in the Republic of Venezuela, to secure performance under certain credit lines extended to Quitral-Co de Venezuela. About US$6.1 million of those credit lines had been drawn as of June 30, 1995.

     In addition to the guarantee and other security interests described above, as of June 30, 1995 Quitral-Co de Venezuela had an open letter of credit for the benefit of Corpoven S.A., for about US$7.4 million. The letter of credit was opened to secure performance of the Minimum Work Program committed in respect of its interest in Oritupano-Leona oilfield.

     During the year ended June 30, 1995, Quitral-Co executed a US$5 million loan agreement with the First National Bank of Boston to finance the purchase and import of goods manufactured in the United States. The loan accrues interest at LIBOR plus 1.40% per annum and should be repaid in not more than 10 half-yearly installments. The U.S. Eximbank provided political risks insurance on this loan.

     Under the terms of the loan agreement, Quitral-Co agreed to be bound by similar restrictive covenants and defaults to those described above, in default whereof all outstanding moneys under the loan can be declared immediately due and payable.

     The first disbursements under the loan, for an approximate US$3.6 million, had been received as of June 30, 1995, of which 2,820 was classified as noncurrent.

     The maturities of the noncurrent loans as of June 30, 1995 are as follows:

                                          FROM 1         FROM 2         FROM 3         OVER
                                        TO 2 YEARS     TO 3 YEARS     TO 4 YEARS     5 YEARS      TOTAL
                                        -----------    -----------    -----------    --------   ---------
Loans................................      2,209          1,718          1,718         1,718        7,363
                                        ===========    ===========    ===========    ========   =========

7.  DISCONTINUED OPERATIONS

     Pursuing the strategic aim of concentrating business in the area of oilfield services, in November and December, 1994, Quitral-Co sold its working interests in oil producing joint ventures.

     In November, 1994, Quitral-Co and Perez Companc S.A., owners of a 43.75% and a 56.25% interest, respectively, in the Al Norte de la Dorsal and Aguada Villanueva oil fields, executed an agreement to assign to Chauvco Resources (Argentina) S.A. all of their rights and obligations with respect to oil and gas production and the possibility to explore other oil and/or gas deposits in those areas, including in the assignment the capital goods and inventories owned by the joint ventures in question. The sales price related to Quitral-Co's interest was approximately US$12.6 million.

     Furthermore, in December 1994, Quitral-Co assigned to Perez Companc S.A. its 5% interests in the Piedras Coloradas and Cacheuta blocks and its 20% interests in Canadon Amarillo and Altiplanicie del Payun. The sales price was US$2.8 million, and included the assignment of all of Quitral-Co's rights and obligations with respect to oil and gas production and the possibility to explore other oil and/or gas deposits in the areas, further including in the assignment the equipments and inventories owned by Quitral-Co in the above areas.

     These sales generated a gain, net of income tax of 5,743, and was credited to income during the year ended June 30, 1995 under "Discontinued operations".

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  DISCONTINUED OPERATIONS (CONTINUED)

     On the other hand, the subsidiary, Quitral-Co de Venezuela has carried out the following transactions during September 1995, effective January 1, 1995:

          a) Quitral-Co de Venezuela sold to Perez Companc S.A. all its recorded assets and liabilities related to production covering 10% of the area Oritupano-Leona and settled the US$4.6 million payable to Perez Companc S.A.

          b) Quitral-Co acquired from Perez Companc S.A. the remaining 30% of the capital stock of Quitral-Co de Venezuela, thus becoming the sole owner of the aforesaid company's shares.

     In the light of the situation described in a) and b) above, all service income generated from January 1, 1995 was recognized as accruing to Quitral-Co, while all income generated by the Oritupano-Leona oilfield was excluded.

     The transaction described in b) generated an income from discontinued operations in the quarter ended as of September 30, 1995, of 2,699.

     At the Quitral-Co's General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all of its equity interests in Petroqumica Cuyo S.A.I.C., Packingplast S.A. and Jojoba S.A.; these equity investments and their results as of June 30, 1995, 1994 and 1993, have been presented retroactively as "Discontinued operations".

     Below are the assets and liabilities of the operations discontinued by the above joint ventures and Quitral-Co's indirect interest in the Oritupano-Leona area and the equity investments dividended in April, 1996, that were presented in the financial statements as discontinued operations:

                                                 1995                       1994
                                        -----------------------    -----------------------
                                         JOINT        EQUITY        JOINT        EQUITY
                                        VENTURES    INVESTMENTS    VENTURES    INVESTMENTS
                                        --------    -----------    --------    -----------
CURRENT ASSETS:
  Cash and cash equivalents..........       597             3          194             6
  Trade receivables..................       577        --              627        --
  Other receivables..................       407           323          576           353
  Parts and supplies.................       606             9          595            11
                                        --------    -----------    --------    -----------
     Total current assets from
       discontinued operations.......     2,187           335        1,992           370
                                        ========    ===========    ========    ===========
NONCURRENT ASSETS:
  Other receivables..................        91        --            1,925        --
  Property and equipment.............     3,548         4,067       15,726         3,025
  Investments........................     --           36,167        --           26,476
                                        --------    -----------    --------    -----------
     Total noncurrent assets from
       discontinued operations.......     3,639        40,234       17,651        29,501
                                        ========    ===========    ========    ===========
CURRENT LIABILITIES:
  Accounts payable...................       949            12          673             1
  Loans..............................     --               18        --           --
  Payroll and social security
  taxes..............................        40            15           55           106
  Taxes payable......................        24        --               74        --
  Other liabilities..................       262        --              371        --
                                        --------    -----------    --------    -----------
     Total current liabilities from
       discontinued operations.......     1,275            45        1,173           107
                                        ========    ===========    ========    ===========

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  DISCONTINUED OPERATIONS (CONTINUED)

     The detail of income (losses) on operations and sale of these interests, for the years ended June 30, 1995, 1994 and 1993 is as follows:

                                          1995       1994       1993
                                       ---------  ---------  ---------
(Losses) income on discontinued
  operations of joint ventures and
  Oritupano-Leona oilfield...........   (3,037)      (527)     1,010
Income on the sale of joint
  venture............................    5,743         --         --
                                       ---------  ---------  ---------
Income (losses) from discontinued
  operations of joint ventures.......    2,706       (527)     1,010
Income (losses) from discontinued
  operations of equity investments...    9,679        419     (2,207)
                                       ---------  ---------  ---------
                                        12,385       (108)    (1,197)
                                       =========  =========  =========

8.  CAPITAL STOCK

     As of June 30, 1995, Quitral-Co's issued, subscribed for, paid in, and registered capital stock was 13,052. Movements in capital stock during the year are presented in the consolidated statements of changes in shareholders' equity.

9.  RESTRICTION ON UNAPPROPRIATED EARNINGS

     The legal reserve of Quitral-Co represents earnings restricted from the payments of dividends in accordance with Argentine law. The law dictates that with respect to income in any one year, an amount equal to 5% of the net income of Quitral-Co after offsetting prior years' losses, must be set aside until the cumulative legal reserve equals 20% of capital stock.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  TRANSACTIONS AND BALANCES WITH RELATED COMPANIES

     The outstanding balances as of June 30, 1995 and 1994 from transactions with related companies are as follows:

            RELATED COMPANY                  1995       1994
----------------------------------------  ---------  ---------
INVESTMENTS:
  SHORT TERM:
  Perez Companc S.A.....................      1,412     --
  Other.................................        135        145
                                          ---------  ---------
                                              1,547        145
                                          =========  =========
  NONCURRENT:
  Perez Companc S.A.....................     --          5,733
  Other.................................        230        374
                                          ---------  ---------
                                                230      6,107
                                          =========  =========
TRADE RECEIVABLES:
  Perez Companc S.A.....................      7,027      7,352
  Petrolera Perez Companc S.A...........      1,225      1,043
  Servicios Especiales San Antonio
     S.A................................        769        235
  Other.................................         11         42
                                          ---------  ---------
                                              9,032      8,672
                                          =========  =========
ACCOUNTS PAYABLE:
  CURRENT:
  Perez Companc S.A.....................        159        305
  Servicios Especiales San Antonio
     S.A................................        160        133
  Sade Ingeniera y Construcciones
     S.A................................        238        118
                                          ---------  ---------
                                                557        556
                                          =========  =========
LOANS:
  CURRENT:
  Perez Companc S.A.....................      7,000     --
                                          =========  =========

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  TRANSACTIONS AND BALANCES WITH RELATED COMPANIES (CONTINUED)

     The significant transactions made during the year ended June 30, 1995, include:

                                                     NET INTEREST
           RELATED COMPANY              NET SALES       INCOME        PURCHASES
-------------------------------------   ---------    -------------    ---------
Perez Companc S.A....................     43,201           218            578
Petrolera Perez Companc S.A..........      4,508        --              --
Servicios Especiales San Antonio
  S.A................................      7,881        --              1,482
Sade Ingeniera y Construcciones
  S.A................................      --           --              1,388
Other................................        104            44          --
                                        ---------    -------------    ---------
                                          55,694           262          3,448
                                        =========    =============    =========

     The significant transactions made during the year ended June 30, 1994, include:

                                                     NET INTEREST
           RELATED COMPANY              NET SALES    (LOSS) INCOME    PURCHASES
-------------------------------------   ---------    -------------    ---------
Perez Companc S.A....................     41,367           313            325
Maipu Inversora S.A..................      --             (173)         --
Petrolera Perez Companc S.A..........      4,505        --              --
Servicios Especiales San Antonio
  S.A................................      1,819        --              1,649
Sade Ingeniera y Construcciones
  S.A................................      --           --              1,319
Other................................         14            28              2
                                        ---------    -------------    ---------
                                          47,705           168          3,295
                                        =========    =============    =========

     The significant transactions made during the year ended June 30, 1993, include:

                                                     NET INTEREST
           RELATED COMPANY              NET SALES    (LOSS) INCOME    PURCHASES
-------------------------------------   ---------    -------------    ---------
Perez Companc S.A....................     42,636           (73)           610
Petrolera Perez Companc S.A..........      7,061        --              --
Servicios Especiales San Antonio
  S.A................................        257        --              2,524
Sade Ingeniera y Construcciones
  S.A................................      --           --              2,421
Other................................      --               27            795
                                        ---------    -------------    ---------
                                          49,954           (46)         6,350
                                        =========    =============    =========

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  OTHER FINANCIAL STATEMENT INFORMATION

     The following tables present additional financial statement disclosures required under Argentine GAAP; this information is not a required part of the basic financial statements under U.S. GAAP:

          a)  Property and equipment

          b)  Allowances and reserves

          c)  Cost of sales

          d)  Foreign currency assets and liabilities

          e)  Expenses incurred

A)  PROPERTY AND EQUIPMENT

                                                                                    1995
                                         ------------------------------------------------------------------------------------------
                                                                                                ACCUMULATED DEPRECIATION
                                                                                      ---------------------------------------------
                                                                                                            FOR THE YEAR
                                                            COST                                  ---------------------------------
                                         ------------------------------------------
                                            AT                  DECREASE                 AT              INCREASE
                                         BEGINNING                AND       AT END    BEGINNING   ----------------------
             MAIN ACCOUNTS                OF YEAR    INCREASE   TRANSFERS  OF YEAR     OF YEAR       RATE %       AMOUNT   DECREASE
---------------------------------------- ---------   --------   --------   --------   ---------   -------------   ------   --------
Real property...........................    5,317        121       (238)     5,200         585         10 and 3     181      --
Furniture and facilities................    2,311      3,898     (2,582)     3,627       1,370        20 and 10     343        (3)
Rigs, tools, and equipment..............   88,446     17,309       (503)   105,252      43,534    10, 33 and 50   8,524       (84)
Transportation equipment................    8,277      1,415       (779)     8,913       5,651        10 and 33   1,129      (449)
Base camps and offices..................    3,784        189      --         3,973       1,555         10           327      --
Construction projects in
  process...............................    1,016      4,217     (2,784)     2,449       --            --          --        --
Advances to vendors.....................       18      1,620        (18)     1,620       --            --          --        --
                                         ---------   --------   --------   --------   ---------                   ------   --------
    Total 1995..........................  109,169     28,769     (6,904)   131,034      52,695                    10,504     (536)
                                         =========   ========   ========   ========   =========                   ======   ========
    Total 1994..........................   95,027     16,147     (2,005)   109,169      45,224                    8,175      (704)
                                         =========   ========   ========   ========   =========                   ======   ========

                                                                 1994
                                                               --------
                                          AT END    NET BOOK   NET BOOK
             MAIN ACCOUNTS                OF YEAR    VALUE      VALUE
----------------------------------------  -------   --------   --------
Real property...........................     766      4,434      4,732
Furniture and facilities................   1,710      1,917        941
Rigs, tools, and equipment..............  51,974     53,278     44,912
Transportation equipment................   6,331      2,582      2,626
Base camps and offices..................   1,882      2,091      2,229
Construction projects in
  process...............................    --        2,449      1,016
Advances to vendors.....................    --        1,620         18
                                          -------   --------   --------
    Total 1995..........................  62,663     68,371
                                          =======   ========
    Total 1994..........................  52,695                56,474
                                          =======              ========

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  OTHER FINANCIAL STATEMENT INFORMATION (CONTINUED)

B)  ALLOWANCES AND RESERVES

                                 DEDUCTED FROM ASSETS   INCLUDED IN LIABILITIES
                                 ---------------------  -----------------------
                                     OBSOLESCENCE            CONTINGENCIES
                                 ---------------------  -----------------------
                                 CURRENT    NONCURRENT        NONCURRENT
                                 -------    ----------  -----------------------
Balance at beginning of year..      549        --                1,837
Net increase..................     --          1,730               481
                                 -------    ----------          ------
Balance as of June 30, 1995...      549        1,730             2,318
                                 =======    ==========          ======
Balance as of June 30, 1994...      549        --                1,837
                                 =======    ==========          ======

C)  COST OF SALES

                                             1995       1994       1993
                                          ---------  ---------  ---------
Parts and supplies -- balances at
  beginning of year.....................     19,969     15,654     13,731
Purchases for the year..................     42,621     32,659     17,724
Cost as per Note 11.e)..................    131,906    105,362     76,907
Consumption included under property and
  equipment.............................    (15,744)    (6,676)    (3,392)
Holding gains (losses)(1)...............         30       (514)        71
Parts and supplies -- balances at end of
  year..................................    (20,015)   (19,969)   (15,654)
                                          ---------  ---------  ---------
                                            158,767    126,516     89,387
                                          =========  =========  =========
------------
(1) Presented in the income statement under "Financial income (expense) and holding gains (losses)".

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  OTHER FINANCIAL STATEMENT INFORMATION (CONTINUED)

D)  FOREIGN CURRENCY ASSETS AND LIABILITIES

                                             1994                           1995
                                        ---------------   ----------------------------------------
                                                                                         BOOK IN
                                                                                        THOUSANDS
                                                                                         OF PESOS
                                              FOREIGN CURRENCY AND          EXCHANGE    ----------
              ACCOUNTS                        AMOUNT (IN THOUSANDS)         RATE(1)
-------------------------------------   ---------------------------------   --------
           CURRENT ASSETS
Cash.................................   US$         193   US$         522     1.00(1)        522
                                        BVS      21,213   BVS      62,390      170(1)        367
Investments..........................   US$         188   US$         149     1.00(1)        149
                                        BVS       9,829   BVS         680      170(1)          4
Trade receivables....................   US$      24,114   US$      31,063     1.00(1)     31,063
                                        BVS     212,071   BVS     687,650      170(1)      4,045
Other receivables....................   US$         446   US$       2,745     1.00(1)      2,745
                                        BVS     175,322   BVS     242,760      170(1)      1,428
                                                                                        ----------
                                                                                          40,323
                                                                                        ----------
          NONCURRENT ASSETS
Investments..........................   US$         346   US$         230     1.00(1)        230
Other receivables....................   US$         223   US$         271     1.00(1)        271
                                        BVS      87,737   BVS       6,630      170(1)         39
Advances to vendors..................   US$      --       US$       1,405     1.00(1)      1,405
                                                                                        ----------
                                                                                           1,945
                                                                                        ----------
                                                                                          42,268
                                                                                        ==========
         CURRENT LIABILITIES
Accounts payable.....................   US$       1,990   US$       2,359     1.00(1)      2,359
                                        BVS     340,977   BVS     452,030      170(1)      2,659
Loans................................   US$      18,113   US$      12,898     1.00(1)     12,898
                                        BVS     327,302   BVS     965,260      170(1)      5,678
Payroll and social security taxes....   US$      --       US$       1,327     1.00(1)      1,327
                                        BVS     175,818   BVS     206,040      170(1)      1,212
Taxes payable........................   BVS      92,004   BVS     166,090      170(1)        977
                                                                                        ----------
                                                                                          27,110
       NONCURRENT LIABILITIES
Loans................................   US$      --       US$       7,363     1.00(1)      7,363
Other liabilities....................   US$       2,814   US$       1,688     1.00(1)      1,688

------------
US$ United States dollars.

BVS Bolvares

(1) Buying and selling exchange rates as of June 30, 1995.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  OTHER FINANCIAL STATEMENT INFORMATION (CONTINUED)

E)  EXPENSES INCURRED

                                                       1995
                                        -----------------------------------    1994       1993
                                        OPERATING      COST OF               ---------  ---------
             DESCRIPTION                 EXPENSES     SERVICES      TOTAL      TOTAL      TOTAL
-------------------------------------   ----------    ---------   ---------  ---------  ---------
Payroll..............................      2,361         34,090      36,451     31,481     25,067
Social security taxes................      3,031         29,738      32,769     24,729     20,038
Director's compensation..............        371         --             371        449        638
Fees and compensation for services...        641            219         860        596        588
Supplies and other services..........      2,893         46,283      49,176     38,319     22,774
Maintenance and repairs..............         13          8,723       8,736      4,989      3,514
Taxes, rates and assessments.........        992            170       1,162        960        648
Depreciation of property and
equipment............................        243         10,261      10,504      8,175      8,694
Insurance............................        127            881       1,008        933        736
Other operating costs................        952            907       1,859      1,881        356
Accrual for contingencies............      --               634         634        725     --
                                        ----------    ---------   ---------  ---------  ---------
Total for the year ended June 30,
1995.................................     11,624        131,906     143,530
                                        ==========    =========   =========
Total for the year ended June 30,
1994.................................      7,875        105,362                113,237
                                        ==========    =========              =========
Total for the year ended June 30,
1993.................................      6,146         76,907                            83,053
                                        ==========    =========                         =========

12. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY QUITRAL-CO AND U.S. GAAP

     The accompanying financial statements have been prepared in accordance with Argentine GAAP which differs in certain respects from U.S. GAAP. The approximate significant differences on the shareholders' equity and net income as of and for the years ended June 30, 1995 and 1994, are reflected in the summary provided below and principally relate to the items discussed in the following paragraphs. Similar differences would exist for the period ended June 30, 1993, but they were not quantified as allowed pursuant to SEC rules for foreign businesses acquired.

     As discussed in Note 2, in accordance with Argentine GAAP and current Argentine legislation, the presentation of parent Company's individual financial statements is required. Consolidated financial statements need only be included as supplementary information. For the purposes of this filing, parent financial statements have been omitted since they are not required for SEC reporting purposes.

A)  RESTATEMENT OF FINANCIAL STATEMENTS FOR GENERAL PRICE-LEVEL CHANGES

     As explained in Note 2, Argentine GAAP requires the restatement of all financial statements to constant Argentine pesos as of the date of the most recent financial statements presented. This restatement only updates the financial statements amounts to constant Argentine pesos as of the date of the most recent financial statements presented and does not change prior period financial statements in any other way. All nonmonetary assets and income statement amounts have been restated to reflect changes in the Argentine general wholesale price index, from the date the assets were acquired or the transaction took place, to the year-end. The gain (loss) on exposure to inflation included in income (loss) reflects the effect of Argentine inflation on the monetary liabilities of Quitral-Co during the year, net of the loss resulting from the effect of inflation on monetary assets held.

     Under U.S. GAAP, account balances and transactions are stated in the units of currency of the period when the transactions originated. This accounting model is commonly known as the historical cost basis of

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES (CONTINUED) accounting. Shareholders' equity and the net income as of and for the year ended June 30, 1995 and 1994, have been converted into U.S. dollars in accordance with U.S. GAAP. Argentina had cumulative inflation of over 100% over a three-year period up to February 1994, therefore, up to such date amounts were remeasured as if the functional currency were the U.S. dollar. Thus non-monetary accounts were converted at the exchange rate when the transaction took place, and since such date, the monetary accounts were translated at the current exchange rate.

     Current exchange rates as of June 30, 1995 and 1994 are approximately Ps 1 = US$1.

     Accordingly, the reconciliation to U.S. GAAP of net income and shareholders' equity shown below reflects as a difference the elimination of the effect of the general price level restatement and the conversion into U.S. dollars.

B)  INCOME TAXES

     As discussed in Note 3.g), under Argentine GAAP income tax expense is recognized based upon the estimate of the current income taxes payable. When income and expense recognition for income tax purposes does not occur in the same period as for financial statements purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.

     Under U.S. GAAP, the liability method is used to calculate the income tax expense. Under this method, deferred taxes are recognized for temporary differences between the financial and tax basis of assets and liabilities at the statutory rate. The deferred tax asset generated by the tax loss carryforward of Quitral-Co de Venezuela has been offset in full by the establishment of a valuation allowance.

C)  VALUATION OF PARTS AND SUPPLIES

     As described in Note 3.c), Quitral-Co values its parts and supplies in stock at replacement cost. Under U.S. GAAP, these inventories should be valued at the lower of cost or realizable value. As of June 30, 1995 and 1994, there were no significant differences in the valuation of parts and supplies under Argentine and U.S. GAAP and thus this effect was not included in the reconciliation to U.S. GAAP shown below.

D)  VACATION ACCRUAL

     Under Argentine GAAP, there are no specific requirements governing the recognition of the accrual for vacations. The acceptable practice in Argentina is to expense vacations when taken and to accrue only the amount of vacation in excess of the normal remuneration. Under U.S. GAAP, vacation expense is fully accrued in the period the employee renders service to earn such vacation.

E)  ACCOUNTING FOR POSTRETIREMENT BENEFITS

     During May 1991, an employee retirement plan that basically provided for payments of pension income in addition to statutory retirement was approved. This additional income is assessed in terms of the payee's age, years of service to Quitral-Co, and wage upon retirement. Subsequently during 1996, this benefit was terminated for all Company active workers. The benefit remained in force only in respect of retired employees.

     The plan is financed exclusively by Quitral-Co, which follows the accounting practice of recording the cost of this benefit as it is paid.

     Under Argentine GAAP, there are no strict requirements governing the recognition of an employer's liability for retirement benefits granted to employees. Quitral-Co follows the accounting practice of recording the cost of the benefits under the plan as it is paid. In the U.S., the accounting for these benefits is

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES (CONTINUED) governed by Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirements Benefits Other than Pensions" and the U.S. GAAP reconciliation recognizes the effect of adjusting the recorded pension cost and liability to retirees to the amounts required under U.S. GAAP.

F)  ELIMINATION OF THE INCREASED VALUE OF PROPERTY AND EQUIPMENT

     In order to expand and consolidate Quitral-Co's oilfield services business, in December 1991 Perez Companc S.A. (Quitral-Co's parent company in 1991) made an in-kind capital contribution of property and equipment at market value. For the purpose of adapting Quitral-Co's balances to U.S. GAAP, the net book values of the assets contributed by Perez Companc S.A. have been written down to the cost recorded in the latter's books, adjusting the related depreciation accordingly.

G)  INVESTMENTS DIVIDENDED TO FORMER SHAREHOLDERS

     As discussed in Notes 1 and 7 to the consolidated financial statements, at the General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all its equity interests in Petroqumica Cuyo S.A., Packingplast S.A. and Jojoba S.A. as a dividend distribution in kind at their book value under Argentine GAAP. Due to this distribution to former shareholders, and for the purpose of reconciling net income and shareholders' equity to U.S. GAAP, these investments have been excluded.

H)  RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO U.S. GAAP

     The following is a summary of the approximate significant adjustments to net income for the years ended June 30, 1995 and 1994, and to shareholders' equity as of June 30, 1995 and 1994 which would be required if U.S. GAAP had been applied instead of Argentine GAAP in the accompanying financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES
(CONTINUED)

     Amounts are stated in thousands, except for per share amounts (see a) above).

                                                1995                1994
                                          ---------------     ----------------
Net income in accordance with
  Argentine GAAP.....................   Ps.      10,704     Ps.        5,304
Less:  income of investments
  dividended to former
  shareholders.......................            (9,679)                (419)
                                              ---------            ---------
Net income in accordance with
  Argentine GAAP excluding income of
  investments dividended.............   Ps.       1,025     Ps.        4,885
U.S. GAAP ADJUSTMENTS
     Increase (decrease) due to:
     Effects of eliminating the
       restatement for inflation and
       conversion into U.S.
       dollars.......................             3,308               (1,228)
     Deferred income tax.............   US$         439     US$          (38)
     Benefits under employee
       retirement plan...............              (101)                (102)
     Effect on depreciation of the
       increased value of property
       and equipment.................             1,270                1,551
     Vacation accrual................            (1,014)                (975)
                                              ---------            ---------
APPROXIMATE NET INCOME IN ACCORDANCE
WITH U.S. GAAP.......................   US$       4,927     US$        4,093
                                              ---------            ---------
Approximate net income from
  discontinued operations in
  accordance with U.S. GAAP..........            (2,607)                (633)
Approximate net income from
  continuing operations in accordance
  with U.S. GAAP.....................             2,320                3,460
                                              =========            =========
NET EARNINGS PER SHARE:
     Amounts based on accompanying
       financial statements..........   Ps.        0.82     Ps.         0.41
     Approximate amounts under U.S.
       GAAP..........................   US$        0.38     US$         0.31
EARNINGS PER SHARE FROM CONTINUING
  OPERATIONS:
     Amounts based on accompanying
       financial statements..........   Ps.       (0.13)    Ps.         0.41
     Approximate amounts under U.S.
       GAAP..........................   US$        0.18     US$         0.27

     Common shares considered for the purpose of calculating income per share were 13,051,613 shares.

                                                1995
1994
                                           ----------------     ----------------
Shareholders' equity in accordance
  with Argentine GAAP..................   Ps.      121,639     Ps.      115,176
Less:  noncurrent investments dividended
  to the former shareholders...........            (41,246)             (30,988)
                                                  ---------            ---------
Shareholders' equity excluding noncurrent
  investments dividended...............   Ps.       80,393     Ps.       84,188
                                                  ---------            ---------
U.S. GAAP ADJUSTMENTS
     Increase (decrease) due to:
     Effects of eliminating the restatement
     for inflation and translation into
     U.S. dollars..........................         (6,460)             (10,588)
     Property and equipment............   US$       (7,101)    US$       (8,337)
     Deferred income tax...............                353                  (86)
     Benefits under employee retirement
     plan..............................             (2,518)              (2,536)
     Vacation accrual..................             (2,082)                (983)
                                                  ---------            ---------
APPROXIMATE SHAREHOLDERS' EQUITY IN
    ACCORDANCE WITH U.S. GAAP..........   US$       62,585     US$       61,658
                                                  =========            =========

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES
(CONTINUED)

I)  OTHER SIGNIFICANT U.S. GAAP DISCLOSURE REQUIREMENTS

     1) The following table presents the components of Quitral-Co's deferred income tax balances as of the end of each year:

                                                  1995                1994
                                             ---------------     ---------------
     DEFERRED TAX ASSETS
          Tax loss carryforwards in
          Quitral-Co de Venezuela........    US$      2,573      US$        985
          Valuation allowance............            (2,573)               (985)
          Vacation accrual...............               625                 295
          Benefits under employee retirement
          plan...........................               714                 730
          Reserve for contingencies......               186                  --
          Others, not individually
          significant....................                26                  --
                                                   ---------           ---------
                                              US$      1,551      US$      1,025
                                                   ---------           ---------
     DEFERRED TAX LIABILITIES
          Difference between tax and
          accounting property and equipment
          depreciation...................    US$       (900)     US$       (997)
          Others, not individually
          significant....................              (298)               (114)
                                                   ---------           ---------
                                                     (1,198)             (1,111)
                                                   ---------           ---------
          Net deferred tax
          asset (liability)..............    US$        353      US$        (86)
                                                   =========           =========

     The reconciliation of pre-tax income at the statutory rate, to the income tax presented in the financial statements for the years ended June 30, 1995, 1994, computed in accordance with U.S. GAAP, is as follows:

                                                 1995                  1994
                                           ----------------     ----------------
     Approximate pre-tax income in
     accordance with U.S. GAAP.........   US$        8,183     US$        6,020
     Statutory tax rate.................                30%                  30%
                                                  ---------            ---------
     Statutory tax rate applied to
     pre-tax income....................              2,455                1,806
     Permanent differences:
          Assets tax.............. ....               (499)                (249)
          Book vs. tax basis difference of
          Quitral-Co's investment in Quitral-Co
             de Venezuela..............              1,519                  333
          Others, not individually
          significant..................               (219)                  37
                                                  ---------            ---------
                                          bUS$        3,256     US$        1,927
                                                  =========            =========
     2)  Disclosures about fair value of financial investments:

     U.S. GAAP requires disclosures of the estimated fair value of Quitral-Co's financial instruments. The carrying amounts of cash, cash equivalents, marketable securities, current receivables, payables, bank and financial loans having variable interest rates are considered to approximate their fair market value.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 1996 AND 1995
                                  (UNAUDITED)
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)

                                         1996       1995
                                       ---------  ---------
CURRENT ASSETS
     Cash............................      1,582      1,190
     Investments.....................      6,076      3,863
     Trade receivables...............     33,257     35,521
     Other receivables...............      6,512      5,862
     Parts and supplies..............     14,928     14,131
     Discontinued operations.........      1,789      2,628
                                       ---------  ---------
          Total current assets.......     64,144     63,195
                                       ---------  ---------
NONCURRENT ASSETS
     Other receivables...............        289        756
     Parts and supplies..............      4,462      6,403
     Investments.....................     --            237
     Property and equipment..........     79,022     66,111
     Discontinued operations.........     31,696     40,693
                                       ---------  ---------
          Total noncurrent assets....    115,469    114,200
                                       ---------  ---------
          Total assets...............    179,613    177,395
                                       =========  =========
CURRENT LIABILITIES
     Accounts payable................     15,121     14,320
     Loans...........................      7,548     23,143
     Payroll and social security
      taxes..........................      5,329      4,446
     Taxes payable...................      5,112      4,812
     Other liabilities...............      2,658      1,810
     Discontinued operations.........         58      1,233
                                       ---------  ---------
          Total current
             liabilities.............     35,826     49,764
                                       ---------  ---------
NONCURRENT LIABILITIES
     Loans...........................      8,683      3,664
     Other liabilities...............      3,956      3,675
     Reserves........................      2,741      2,377
                                       ---------  ---------
          Total noncurrent
             liabilities.............     15,380      9,716
                                       ---------  ---------
          Total liabilities..........     51,206     59,480
                                       ---------  ---------
MINORITY INTEREST IN SUBSIDIARIES....         46        475
SHAREHOLDERS' EQUITY (per
  corresponding statement)...........    128,361    117,440
                                       ---------  ---------
          Total liabilities and
             shareholders' equity....    179,613    177,395
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)

                                             1996        1995
                                          ----------  ----------
NET SALES...............................     148,650     127,072
COST OF SALES...........................    (132,125)   (115,582)
                                          ----------  ----------
  Gross income..........................      16,525      11,490
OPERATING EXPENSES, net.................      (8,569)     (9,167)
OTHER INCOME, net.......................       4,437          69
FINANCIAL INCOME AND HOLDING GAINS
  (LOSSES), net.........................         417      (4,031)
                                          ----------  ----------
  Income (loss) from continuing
     operations before income tax and
     minority interest..................      12,810      (1,639)
INCOME TAX..............................      (3,927)     (3,795)
                                          ----------  ----------
  Income (loss) from continuing
     operations.........................       8,883      (5,434)
INCOME FROM DISCONTINUED OPERATIONS
  (plus tax carryforward of 349 in
  1995).................................       2,296       9,731
MINORITY INTEREST IN SUBSIDIARIES.......          63       1,746
                                          ----------  ----------
  Net income for the period.............      11,242       6,043
                                          ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
               FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)

                                                                              1995
                                           ---------------------------------------------------------------------------
                                                          STOCK                     ACCUMULATED EARNINGS
                                           -----------------------------------    -------------------------
                                                      ADJUSTMENT    ADDITIONAL               UNAPPROPRIATED                1994
                                           CAPITAL    TO CAPITAL     PAID IN       LEGAL        RETAINED                  -------
                                            STOCK       STOCK        CAPITAL      RESERVE       EARNINGS        TOTAL      TOTAL
                                           -------    ----------    ----------    -------    --------------    -------    -------
Balances at beginning of year...........   13,052        8,759        35,273       2,085         62,950        122,119    115,759
Appropriations directed by Special
  Shareholders' Meeting of September 22,
  1995 and October 20, 1994
  -- Legal reserve......................     --          --            --            535           (535)         --         --
  -- Cash dividends (Ps. 0.38 per
    share)..............................     --          --            --           --           (5,000)        (5,000)    (4,362)
Net income for the period...............     --          --            --           --           11,242         11,242      6,043
                                           -------    ----------    ----------    -------    --------------    -------    -------
Balances as of March 31, 1996...........   13,052        8,759        35,273       2,620         68,657        128,361
                                           =======    ==========    ==========    =======    ==============    =======
Balances as of March 31, 1995...........   13,052        8,759        35,273       2,085         58,271                   117,440
                                           =======    ==========    ==========    =======    ==============               =======

   The accompanying notes are an integral part of these financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)

                                         1996       1995
                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income......................     11,242      6,043
Adjustments to reconcile net income
  to net cash provided by
  operating activities:
     Minority interest in profits....        (63)    (1,746)
     Depreciation of property and
      equipment......................     10,258      7,599
     Dividends collected.............      8,000     --
     Loss on sale of property and
      equipment......................       (189)       (99)
     Increase in allowances..........        786        533
     Increase in allowance for
      obsolescence of materials and
      spares.........................     (6,811)    --
     Income on financial
      investments....................        770        747
     Income from discontinued
      operations.....................        347      4,094
     Income on the sale of discontinued
       operations of joint venture
       interests.....................     (2,699)    (5,766)
     Income from discontinued
      operations of equity
      investments....................        403     (9,519)
Changes in assets and liabilities:
     Trade receivables...............      1,777     (5,728)
     Other receivables...............       (806)    (2,753)
     Parts and supplies..............     (7,804)    (4,544)
     Accounts payable................       (870)     6,064
     Payroll and social security
      taxes..........................        488        317
     Taxes payable...................        444      2,833
     Other liabilities...............      1,439      1,353
     Discontinued operations.........      1,776      3,698
                                       ---------  ---------
          Cash flows provided by
             operating activities....     18,488      3,126
                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
     Loans to related companies......     --          1,677
     Noncash investments.............        231         59
     Acquisition of property and
      equipment......................    (12,587)   (15,331)
     Sales of property and
      equipment......................        325        383
     Sale of temporary investments...     --            480
     Discontinued operations.........       (335)    (2,245)
     Proceeds from sale of
      discontinued operations........     --         16,245
                                       ---------  ---------
          Cash flows (used in)
             provided by investing
             activities..............    (12,366)     1,268
                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
     Short-term loans, net...........      1,450      2,305
     Long-term loans.................      1,159      1,124
     Dividends.......................     (5,000)    (4,362)
                                       ---------  ---------
          Cash flows used in
             financing activities....     (2,391)      (933)
                                       ---------  ---------
Net (decrease) increase in cash and
  cash equivalents...................      3,731      3,461
Cash and cash equivalents at
  beginning of year..................      3,927      1,593
                                       ---------  ---------
Cash and cash equivalents at end of
  period.............................      7,658      5,054
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
        NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF MARCH 31, 1996 AND 1995
               (STATED IN THOUSANDS OF ARGENTINE PESOS -- NOTE 3)

1.  BASIS OF PRESENTATION

     The unaudited consolidated financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in Argentina and the U.S. have been condensed or omitted, pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with Quitral-Co S.A.I.C.'s ("Quitral-Co") audited consolidated financial statements and notes thereto included in this registration statement on Form S-3 for the year ended June 30, 1995.

     The unaudited consolidated financial information included herein reflects all adjustments, consisting only of normal recurring adjustments, which are necessary, in the opinion of management, for a fair presentation of Quitral-Co's financial position, results of operations and cash flows for the interim period presented. The results of operations for the interim period presented herein are not necessarily indicative of the results to be expected for full years.

2.  EVENTS SUBSEQUENT TO THE PERIOD ENDED MARCH 31, 1996:

     -- At the General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all of its equity interests in Petroqumica Cuyo S.A.I.C., Pakingplast S.A., and Jojoba S.A. as a dividend distribution in kind at their book value. The assets, liabilities and results related to these investments are presented as discontinued operations. In addition, at this General Shareholders' Meeting, the shareholders approved distribution of 32,600 in cash dividends.

     -- On April 29, 1996, Pride Petroleum Services, Inc. ("Pride"), a U.S. based company, extended a non-current loan of 32,600 to Quitral-Co to increase its working capital. On April 30, 1996, Pride acquired 100% of Quitral-Co's shares, thus gaining control of Quitral-Co.

     -- In April 1996 far-reaching changes were made to Venezuela's economic policy. The exchange market was freed causing the Bolivar to be devalued by approximately 80%.

     -- In addition, on May 2, 1996, by decision of the shareholders at the General Shareholders' Meeting held on that date, a new Board of Directors was elected. The new Management is undertaking an analysis of Quitral-Co's organizational structure to define and implement short-term strategies and actions intended to position the business for future success. This analysis may include several dismissals for estimated termination costs of approximately 4,000.

3.  RESTATEMENT IN CONSTANT MONEY

     Technical Resolution No. 6 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE) requires financial statements to be stated in constant pesos as of the respective period-end by applying conversion factors derived from the general level wholesale price index published by the National Institute of Statistics and Census.

     On August 22, 1995, the Federal Executive Power passed Decree No. 316/95 instructing control agencies not to admit financial statements prepared in constant pesos. Pursuant to this instruction, the Inspeccion General de Justicia (governmental regulatory agency for nonpublic companies), required that

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. RESTATEMENT IN CONSTANT MONEY (CONTINUED) application of the method of restatement in constant pesos be discontinued as of September 1, 1995, while ratifying the restatement reported until such date. The effects of this new method are:

          a) The financial statements as of March 31, 1996, only include the effect of restatement in constant money for inflation accumulated until August 31, 1995 at a conversion factor of 1.0.

          b) The financial statements as of March 31, 1995, have been restated for comparative purposes, only until August 31, 1995 at a conversion factor of 1.034.

     On March 29, 1996, the FACPCE approved Resolution No. 140/96 by which an annual variation up to the 8% in the index established by Technical Resolution No. 6 authorizes to accept as an alternative method the use of the nominal currency as unit of measurement for the preparation of the financial statements. As of March 31, 1996, accumulated inflation from the beginning of the fiscal year, calculated on the above mentioned index, is 1.8%.

4.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING
    PRINCIPLES FOLLOWED BY QUITRAL-CO AND U.S. GAAP

     The accompanying financial statements have been prepared in accordance with Argentine GAAP which differs in certain respects from U.S. GAAP. The approximate significant differences on the shareholders' equity and net income as of and for the nine months ended March 31, 1996, are reflected in the summary provided below and principally relate to the items discussed in the following paragraphs. Similar differences would exist for the nine months ended March 31, 1995, but they were not quantified as allowed pursuant to SEC rules for foreign businesses acquired.

     In accordance with Argentine GAAP and current Argentine legislation, the presentation of parent company's individual financial statements is required. Consolidated financial statements need only be included as supplementary information. For the purposes of this filing, parent financial statements have been omitted since they are not required for SEC reporting purposes.

a)  RESTATEMENT OF FINANCIAL STATEMENTS FOR GENERAL PRICE-LEVEL CHANGES

     Argentine GAAP requires the restatement of all financial statements to constant Argentine pesos as of the date of the most recent financial statements presented. This restatement only updates the financial statements amounts to constant Argentine pesos as of the date of the most recent financial statements presented and does not change prior period financial statements in any other way. All nonmonetary assets and income statement amounts have been restated to reflect changes in the Argentine general wholesale price index, from the date the assets were acquired or the transaction took place, to the year-end. The gain (loss) on exposure to inflation included in income (loss) reflects the effect of Argentine inflation on the monetary liabilities of Quitral-Co during the year, net of the loss resulting from the effect of inflation on monetary assets held until August 31, 1995 (see Note 3).

     Under U.S. GAAP, account balances and transactions are stated in the units of currency of the period when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting. Shareholders' equity and the net income as of and for the nine months ended March 31, 1996, have been converted into U.S. dollars in accordance with U.S. GAAP. Argentina had cumulative inflation of over 100% over a three-year period up to February 1994, therefore, up to such date amounts were remeasured as if the functional currency were the U.S. dollar. Thus non-monetary accounts were converted at the exchange rate when the transaction took place, and since such date, the monetary accounts were translated at the current exchange rate.

     Current exchange rates as of March 31, 1996 are approximately Ps 1 = US$1.

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING
    PRINCIPLES FOLLOWED BY QUITRAL-CO AND U.S. GAAP (CONTINUED)

     Accordingly, the reconciliation to U.S. GAAP of net income and shareholders' equity shown below reflects as a difference the elimination of the effect of the general price level restatement and the conversion into U.S. dollars.

b)  INCOME TAXES

     Under Argentine GAAP income tax expense is recognized based upon the estimate of the current income taxes payable. When income and expense recognition for income tax purposes does not occur in the same period as for financial statements purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.

     Under U.S. GAAP, the liability method is used to calculate the income tax expense. Under this method, deferred taxes are recognized for temporary differences between the financial and tax basis of assets and liabilities at the statutory rate. The deferred tax asset generated by the tax loss carryforward of Quitral-Co de Venezuela has been offset in full by the establishment of a valuation allowance.

c)  VALUATION OF PARTS AND SUPPLIES

     Quitral-Co values its parts and supplies in stock at replacement cost. Under U.S. GAAP, these inventories should be valued at the lower of cost or realizable value. As of March 31, 1996 , there were no significant differences in the valuation of parts and supplies under Argentine and U.S. GAAP, and thus this effect was not included in the reconciliation to U.S. GAAP shown below.

d)  VACATION ACCRUAL

     Under Argentine GAAP, there are no specific requirements governing the recognition of the accrual for vacations. The acceptable practice in Argentina is to expense vacations when taken and to accrue only the amount of vacation in excess of the normal remuneration. Under U.S. GAAP, vacation expense is fully accrued in the period the employee renders service to earn such vacation.

e)  ACCOUNTING FOR POSTRETIREMENT BENEFITS

     During May 1991, an employee retirement plan that basically provided for payments of pension income in addition to statutory retirement was approved. This additional income is assessed in terms of the payee's age, years of service to Quitral-Co, and wage upon retirement. Subsequently during 1996, this benefit was terminated for all Company active workers. The benefit remained in force only in respect of retired employees.

     The plan is financed exclusively by Quitral-Co, which follows the accounting practice of recording the cost of this benefit as it is paid.

     Under Argentine GAAP, there are no strict requirements governing the recognition of an employer's liability for retirement benefits granted to employees. Quitral-Co follows the accounting practice of recording the cost of the benefits under the plan as it is paid. In the U.S., the accounting for these benefits is governed by Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirements Benefits Other Than Pensions", and the U.S. GAAP reconciliation recognizes the effect of adjusting the recorded pension cost and liability to retirees to the amounts required under U.S. GAAP.

f)  ELIMINATION OF THE INCREASED VALUE OF PROPERTY AND EQUIPMENT

     In order to expand and consolidate Quitral-Co's oilfield services business, in December 1991, Perez Companc S.A. (Quitral-Co's parent company in 1991) made an in-kind capital contribution of property and equipment at market value. For the purpose of adapting Quitral-Co's balances to U.S. GAAP, the net book

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING
    PRINCIPLES FOLLOWED BY QUITRAL-CO AND U.S. GAAP (CONTINUED) values of the assets contributed by Perez Companc S.A. have been written down to the cost recorded in the latter's books, adjusting the related depreciation accordingly.

g)  INVESTMENTS DIVIDENDED TO FORMER SHAREHOLDERS

     As discussed in Notes 1 and 7 to the annual consolidated financial statements, at the General Shareholders' Meeting of April 29, 1996, the shareholders approved the distribution of all its equity interests in Petroqumica Cuyo S.A., Packingplast S.A. and Jojoba S.A. as a dividend distribution in kind at their book value under Argentine GAAP. Due to this distribution to former shareholders, and for the purpose of reconciling net income and shareholders' equity to U.S. GAAP, these investments have been excluded.

h)  RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO U.S. GAAP

     The following is a summary of the approximate significant adjustments to net income for the nine months ended March 31, 1996, and to shareholders' equity as of March 31, 1996, which would be required if U.S. GAAP had been applied instead of Argentine GAAP in the accompanying financial statements.

     Amounts are stated in thousands, except for per share amounts (see a) above).

                                                1996
                                           ---------------
Net income in accordance with Argentine
GAAP....................................   Ps.      11,242
Less: losses of investments dividended
  to former shareholders................               404
                                                 ---------
Net income in accordance with Argentine
  GAAP excluding income of investments
  dividended............................   Ps.      11,646
                                                 ---------
U.S. GAAP ADJUSTMENTS
Increase (decrease) due to:
Effects of eliminating the restatement
  for inflation and conversion into
  U.S. dollars..........................             2,557
Deferred income tax.....................   US$        (199)
Benefits under employee retirement
  plan..................................               (75)
Effect on depreciation of the increased
  value of property and equipment.......               990
Vacation accrual........................            (1,102)
                                                 ---------
APPROXIMATE NET INCOME IN ACCORDANCE
  WITH U.S. GAAP........................   US$      13,817

Approximate net income from discontinued
  operations in accordance with U.S.
  GAAP..................................            (2,100)
                                                 ---------
Approximate net income from continuing
  operations in accordance with U.S.
  GAAP..................................   US$      11,717
                                                 =========

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING
    PRINCIPLES FOLLOWED BY QUITRAL-CO AND U.S. GAAP (CONTINUED)

                                                1996
                                           ---------------
NET EARNINGS PER SHARE:
Amounts based on accompanying financial
  statements............................   Ps.        0.86
Approximate amounts under U.S. GAAP.....   US$        1.06
EARNINGS PER SHARE FROM CONTINUING
  OPERATIONS:
Amounts based on accompanying financial
  statements............................   Ps.        0.68
Approximate amounts under U.S. GAAP.....   US$        0.90

     Common shares considered for the purpose of calculating income per share were 13,051,613 shares.

                                                 1996
                                           ----------------
Shareholders' equity in accordance with
  Argentine GAAP........................     Ps.    128,361
Less: noncurrent investments dividended
  to the former shareholders............            (33,381)
                                                  ---------
Shareholders' equity excluding
  noncurrent investments dividended.....     Ps.     94,980
U.S. GAAP ADJUSTMENTS
     Increase (decrease) due to:
     Effects of eliminating the
      restatement for inflation and
      translation into U.S. dollars.....             (5,339)
     Property and equipment.............     US$     (6,111)
     Deferred income tax................                154
     Benefits under employee retirement
      plan..............................             (2,436)
     Vacation accrual...................             (1,846)
                                                  ---------
APPROXIMATE SHAREHOLDERS' EQUITY IN
  ACCORDANCE WITH U.S. GAAP.............     US$     79,402(1)
                                                  =========
------------
  (1) Includes US$8,000 in cash dividends, collected during the period from investments dividended to former shareholders.

i)  OTHER SIGNIFICANT U.S. GAAP DISCLOSURE REQUIREMENTS
     1) The following table presents the components of Quitral-Co's deferred income tax balances as of the end of the period:

                                                 1996
                                           ----------------
DEFERRED TAX ASSETS
     Tax loss carryforwards in
      Quitral-Co de Venezuela...........     US$        998
     Valuation allowance................               (998)
     Vacation accrual...................                589
     Benefits under employee retirement
      plan..............................                708
                                                  ---------
                                                      1,297
                                                  ---------
DEFERRED TAX LIABILITIES
     Difference between tax and
      accounting property and equipment
      depreciation......................             (1,072)
     Reserve for contingencies..........                (71)
                                                  ---------
                                                     (1,143)
     Net deferred tax asset.............     US$        154
                                                  =========

                       QUITRAL-CO S.A.I.C. AND SUBSIDIARY
NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING
    PRINCIPLES FOLLOWED BY QUITRAL-CO AND U.S. GAAP (CONTINUED)

     The reconciliation of pre-tax income at the statutory rate, to the income tax presented in the financial statements for the nine months ended March 31, 1996, computed in accordance with U.S. GAAP, is as follows:

                                                 1996
                                           ----------------
     Approximate pre-tax income in
      accordance with U.S. GAAP.........     US$     17,943
     Statutory tax rate.................                30%
                                                  ---------
     Statutory tax rate applied to
      pre-tax income....................              5,383
     Permanent differences:
     Book vs. tax basis difference of
      Quitral-Co's investment in
      Quitral-Co de Venezuela...........     US$     (2,488)
     Non deductible expenses............              1,010
     Other, not individually
      significant.......................                221
                                                  ---------
                                             US$      4,126
                                                  =========

     2)  Disclosures about fair value of financial investments:
     U.S. GAAP requires disclosures of the estimated fair value of Quitral-Co's financial instruments. The carrying amounts of cash, cash equivalents, marketable securities, current receivables, payables, bank and financial loans having variable interest rates are considered to approximate their fair market value.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements as of and for the year ended December 31, 1996 illustrate the effect of (i) the acquisition of Quitral-Co S.A.I.C. ("Quitral-Co") in April 1996 and the related financing transactions, (ii) the divesture of the Company's domestic land-based well servicing operations in February 1997, (iii) the acquisition of the operating subsidiaries of Forasol-Foramer N.V. (collectively, "Forasol") in March 1997 and the related financing transactions and (iv) the conversion in the first quarter of 1997 of $28.0 million aggregate principal amount of the Company's convertible subordinated debentures into 2.3 million shares of the Company's common stock. The unaudited pro forma balance sheet has been prepared assuming that such transactions were completed as of December 31, 1996. The unaudited pro forma statement of operations has been prepared assuming that such transactions were completed as of January 1, 1996.

     The historical results of operations for the Company have been derived from the Company's consolidated financial statements, the historical results of operations for Quitral-Co have been derived from Quitral-Co's consolidated financial statements as adjusted for generally accepted accounting principles in the United States ("U.S. GAAP") and have been translated into U.S. dollars in accordance with U.S. GAAP, and the historical results of operations for Forasol have been derived from Forasol's historical consolidated financial statements. The Company's consolidated financial statements are included in previous filings made by the Company under the Securities Exchange Act of 1934, as amended; Quitral-Co's and Forasol's consolidated financial statements are included herein.

     The pro forma adjustments and the resulting unaudited pro forma financial statements are based upon available information and certain assumptions and estimates described in the Notes to Unaudited Pro Forma Financial Statements. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments reflected in the pro forma information are preliminary and have been made solely for purposes of developing such information. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected thereby and that any subsequent changes in the underlying assumptions and estimates (other than changes after closing of the relevant transactions to reflect cost savings primarily resulting from the reduction of personnel) will not materially affect the pro forma financial statements presented herein. The pro forma financial statements do not purport to represent what the Company's financial position or results of operations actually would have been had the acquisitions of Quitral-Co and Forasol and the related financing transactions, the sale of the Company's U.S. land-based well servicing operations and the conversion of $28.0 million principal amount of the Company's convertible subordinated debentures occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma financial statements do not reflect changes that may occur as the result of post-combination activities and other matters.

     The unaudited pro forma financial statements and the notes thereto should be read in conjunction with the historical financial statements of the Company, including the notes thereto, the historical financial statements of Forasol, including the notes thereto, and the historical financial statements of Quitral-Co, including the notes thereto.

     The pro forma financial information presented herein reflects substantial dilution of earnings per share as a result of including the 1996 operating results of Forasol. The Company believes, however, that such information is not indicative of the operating performance expected to be achieved by the Company in 1997 and future years.

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                          PRIDE        FORASOL                          PRO
                                        HISTORICAL    HISTORICAL    ADJUSTMENTS        FORMA
                                        ----------    ----------    -----------       --------
CURRENT ASSETS
    Cash and cash equivalents........    $ 10,310      $ 16,646      $  83,750(O)     $  8,919
                                                                        25,150(H)
                                                                      (123,200)(I)
                                                                        (3,737)(R)
    Short-term investments...........         460        --                                460
    Trade receivables, net...........      99,531        51,799                        151,330
    Parts and supplies...............      27,642        --             (3,000)(O)      24,642
    Deferred income taxes............       1,778         1,221                          2,999
    Other current assets.............      16,686        12,487                         29,173
                                        ----------    ----------                      --------
            Total current assets.....     156,407        82,153                        217,523
                                        ----------    ----------                      --------
PROPERTY AND EQUIPMENT, NET..........     375,249       237,148        (42,850)(O)     703,571
                                                                       134,024(I)
OTHER ASSETS
    Investments in and advances to
      affiliates.....................      --             9,406                          9,406
    Deferred income taxes............      --             7,346                          7,346
    Goodwill and other intangibles,
      net............................       3,134        --                              3,134
    Other............................       7,272         5,271            550(H)       13,093
                                        ----------    ----------                      --------
            Total other assets.......      10,406        22,023                         32,979
                                        ----------    ----------                      --------
                                         $542,062      $341,324                       $954,073
                                        ==========    ==========                      ========
CURRENT LIABILITIES
    Accounts payable.................    $ 32,488      $ 26,954                       $ 59,442
    Accrued expenses.................      25,215        33,069                         58,284
    Current portion of long-term
      debt...........................      35,982        26,108      $  (2,700)(H)      58,190
                                                                        (1,200)(O)
    Current portion of long-term
      lease obligations..............      --             4,850                          4,850
                                        ----------    ----------                      --------
            Total current
              liabilities............      93,685        90,981                        180,766
                                        ----------    ----------                      --------
OTHER LONG-TERM LIABILITIES..........      12,134        10,107                         22,241
LONG-TERM DEBT, NET OF CURRENT
  PORTION............................     106,508        22,115         28,400(H)      154,323
                                                                        (2,700)(O)
LONG-TERM LEASE OBLIGATIONS, NET OF
  CURRENT PORTION....................      --            30,663                         30,663
CONVERTIBLE SUBORDINATED
  DEBENTURES.........................      80,500        --            (28,000)(R)      52,500
DEFERRED INCOME TAXES................      47,438         3,014        (12,000)(O)      58,952
                                                                        20,500(I)
MINORITY INTEREST....................      --             2,368                          2,368
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
    Common stock.....................           1            94            (94)(I)           1
    Paid-in capital..................     143,581       140,688       (140,688)(I)     343,981
                                                                       172,400(I)
                                                                        28,000(R)
    Treasury stock, at cost..........        (191)       --                               (191)
    Retained earnings................      58,406        41,435         53,800(O)      108,469
                                                                       (41,435)(I)
                                                                        (3,737)(R)
    Cumulative translation
      adjustment.....................      --              (141)           141(I)        --
                                        ----------    ----------                      --------
            Total shareholders'
              equity.................     201,797       182,076                        452,260
                                        ----------    ----------                      --------
                                         $542,062      $341,324                       $954,073
                                        ==========    ==========                      ========

     The accompanying notes are an integral part of the pro forma financial statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          PRIDE        FORASOL                          PRO
                                        HISTORICAL    HISTORICAL    ADJUSTMENTS        FORMA
                                        ----------    ----------    -----------       --------
REVENUES.............................    $407,174      $199,471      $  63,210(A)     $552,713
                                        ----------    ----------                      --------
                                                                      (117,142)(P)
COSTS AND EXPENSES
    Operating costs..................     292,599       161,897         49,341(A)      414,882
                                                                       (88,955)(P)
    Depreciation and amortization....      29,065        23,945          3,797(A)       54,220
                                                                            80(B)
                                                                         2,800(J)
                                                                        (5,467)(P)
    Selling, general and
      administrative.................      45,368        18,490          3,831(A)       54,048
                                                                       (13,641)(P)
                                        ----------    ----------                      --------
            Total costs and
              expenses...............     367,032       204,332                        523,150
                                        ----------    ----------                      --------
EARNINGS (LOSS) FROM OPERATIONS......      40,142        (4,861)                        29,563
OTHER INCOME (EXPENSE)
    Other income (expense)...........       1,902         1,148           (519)(A)       2,227
                                                                          (304)(P)
    Interest income..................       2,410         2,310            322(A)        4,167
                                                                          (875)(C)
    Interest expense.................     (13,635)      (10,048)          (394)(A)     (24,802)
                                                                          (450)(D)
                                                                        (1,920)(E)
                                                                        (2,010)(K)
                                                                         1,425(L)
                                                                           380(P)
                                                                         1,850(S)
                                        ----------    ----------                      --------
            Total other expense,
              net....................      (9,323)       (6,590)                       (18,408)
                                        ----------    ----------                      --------
EARNINGS (LOSS) BEFORE MINORITY
  INTEREST AND INCOME TAXES..........      30,819       (11,451)                        11,155
MINORITY INTEREST....................      --              (825)                          (825)
                                        ----------    ----------                      --------
EARNINGS (LOSS) BEFORE INCOME
  TAXES..............................      30,819       (10,626)                        11,980
INCOME TAX PROVISION.................       8,091           354            360(F)        4,356
                                                                        (1,700)(M)
                                                                        (3,415)(Q)
                                                                           666(T)
                                        ----------    ----------                      --------
NET EARNINGS (LOSS)..................    $ 22,728      $(10,980)                      $  7,624
                                        ==========    ==========                      ========
NET EARNINGS PER SHARE
    Primary..........................    $    .81                                     $    .18
                                        ==========                                    ========
    Fully diluted....................    $    .75
                                        ==========
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
    Primary..........................      28,198                       11,099(N)       41,582
                                        ==========                                    ========
                                                                         2,285(U)
    Fully diluted....................      34,719                          465(G)       46,283
                                        ==========                                    ========
                                                                        11,099(N)

     The accompanying notes are an integral part of the pro forma financial statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.  BACKGROUND

     In April 1996, the Company acquired all of the outstanding capital stock of Quitral-Co for aggregate consideration of $140.0 million, consisting of $110.0 million in cash and a note payable to the sellers for $30.0 million. The note payable bears interest at a variable rate of LIBOR plus 2% per annum payable quarterly. Payments of principal are being made in 30 monthly installments. Of the cash portion of the purchase price, $70.0 million was funded from the Company's working capital and $40.0 million from the net proceeds from two long-term financing arrangements with three lending institutions. Borrowings under these arrangements, which are collateralized by substantially all of the Company's domestic offshore platform rig fleet and ancillary equipment, bear interest at annual rates ranging from 7.95% to 8.50% and are repayable in monthly installments of principal and interest over a period of five to six years.

     In January 1996, the Company completed the public sale of $80.5 million principal amount of its convertible subordinated debentures, which resulted in net proceeds to the Company of approximately $77.6 million. Such net proceeds were used to fund various capital projects, including the acquisition of Quitral-Co. During the first quarter of 1997, $28.0 million principal amount of the convertible subordinated debentures were converted into 2.3 million shares of Common Stock.

     In February 1997, the Company sold substantially all of the assets used in its U.S. land-based well servicing operations for $135.7 million in cash. After federal and state income taxes of approximately $44.3 million, repayment of approximately $3.9 million of indebtedness collateralized by certain of the assets sold and prepayment of approximately $3.7 million of lease payments on transferred assets subject to operating leases, the net proceeds to the Company were approximately $83.8 million.

     In March 1997, the Company completed the acquisition of Forasol for $113.2 million in cash and 11.1 million shares of Common Stock with a value of $172.4 million. Of the cash portion of the purchase price, $87.5 million was funded out of working capital, including the net proceeds from the sale of the Company's U.S. land-based well servicing operations, and $25.7 million was funded out of net borrowings under the Company's $100 million secured credit facility (the "Credit Facility"), which mature in March 2002 and bear interest at a variable rate, currently 7.44%, based on either the prime rate or LIBOR.

2.  BASIS OF PRESENTATION

     The accompanying unaudited pro forma balance sheet has been prepared assuming that the acquisition of Quitral-Co and Forasol and the related financing transactions, the sale of the Company's U.S. land-based well servicing operations and the conversion of $28.0 million principal amount of the Company's convertible subordinated debentures were consummated as of December 31, 1996. The accompanying unaudited pro forma statement of operations has been prepared assuming that such transactions were consummated as of January 1, 1996.

     Net earnings per share have been computed based on the weighted average number of common shares and common share equivalents outstanding on a pro forma basis during the year ended December 31, 1996. Common share equivalents include the number of shares issuable upon the exercise of stock options and warrants, less the number of shares that could have been repurchased with the exercise proceeds, using the treasury stock method. Fully diluted net earnings per share have not been presented on a pro forma basis as the calculation is anti-dilutive.

3.  MANAGEMENT ASSUMPTIONS

     The unaudited pro forma financial statements reflect the following pro forma adjustments related to the acquisition of Quitral-Co and Forasol and the related financing transactions, the sale of the Company's U.S. land-based well servicing operations and the conversion of $28.0 million principal amount of the Company's convertible subordinated debentures:

  QUITRAL-CO ACQUISITION

     (A) Operating results for Quitral-Co for the period in 1996 prior to the acquisition by the Company, based on actual results for the period from January 1, 1996 through March 31, 1996 and estimated results for the month of April 1996. Prior to the acquisition by the Company in April 1996, the books and records of Quitral-Co were maintained in constant Argentine pesos in accordance with Argentine GAAP, which differs in certain respects from U.S. GAAP. Financial information in U.S. dollars prepared in accordance with U.S. GAAP has been prepared through March 31, 1996. However, such information is not available for the period from March 31, 1996 through April 30, 1996, the date the acquisition by the Company was consummated. Accordingly, management has estimated such results for purposes of preparing the accompanying pro forma financial information and believes that actual results would not be materially different.

     (B) Increase in depreciation and amortization expense resulting from the preliminary allocation of the purchase cost to the assets acquired and application of the Company's depreciation policies to such assets. Based on a preliminary determination of the fair values of the assets and liabilities acquired, approximately $161.4 million was allocated to property and equipment. The pro forma adjustment to depreciation expense was based upon an estimated salvage value of 10% and an estimated average remaining useful life of 12.5 years for the Quitral-Co assets.

     (C) Reduction in historical interest income as a result of utilization of $70.0 million in cash for the acquisition of Quitral-Co. Such cash amount constituted a portion of the net proceeds from the issuance by the Company in January 1996 of $80.5 million principal amount of the Company's convertible subordinated debentures. Therefore, historical interest income on such cash amount for the three months prior to the acquisition of Quitral-Co has been reduced, based upon an approximate annual interest rate on investments during the period of 5.0%.

     (D) Increase in interest expense due to issuance and sale of $80.5 million principal amount of the Company's convertible subordinated debentures. The pro forma adjustment to interest expense relating to these financing transactions is composed of the following:

                                           YEAR ENDED
                                        DECEMBER 31, 1996
                                         (IN THOUSANDS)
Interest on convertible subordinated
  debentures.........................         $ 425
Amortization of deferred financing
  costs..............................            25
                                             ------
                                              $ 450
                                             ======

     (E) Increase in interest expense resulting from $40.0 million of net borrowings pursuant to collateralized term loans entered into in connection with the acquisition of Quitral-Co and the addition of a $30.0 million note payable to the sellers. The pro forma adjustment to interest expense relating to these financing transactions is composed of the following:

                                           YEAR ENDED
                                        DECEMBER 31, 1996
                                         (IN THOUSANDS)
Collateralized term loans............        $ 1,170
Note payable to sellers..............            750
                                            --------
                                             $ 1,920
                                            ========

     The pro forma adjustment to interest expense relating to these financing transactions is based upon interest rates of 8.75% per annum for the collateralized term loans and 7.50% per annum for the note payable to sellers, which were the approximate actual rates in effect during 1996 for each of these loans. For each .25% change in the actual interest rates incurred on the collateralized term loans and the note payable to sellers, pro forma net earnings for the year ended December 31, 1996 would change by approximately $64,000 and $48,000, respectively.

     (F) Income tax effects of the pro forma adjustments included herein, based on a combined U.S. federal and state income tax rate of 36%, an Argentine income tax rate of 33% and a Venezuelan tax rate of 34%. Such rates approximate the statutory rates in effect for the period.

     (G) Increase in weighted average common shares and equivalents outstanding for fully diluted earnings per share calculation purposes, due to issuance by the Company of $80.5 million principal amount of its convertible subordinated debentures, which are convertible at a price of $12.25 per share.

  FORASOL ACQUISITION

     (H) Receipt of aggregate net proceeds of $25.7 million from the Credit Facility, less $550,000 of debt issuance costs.

     (I) Acquisition of Forasol for aggregate consideration of $285.6 million, consisting of $113.2 million cash and 11.1 million shares of Common Stock valued at $172.4 million, based on the approximate market value of the Common Stock prior to the date of the letter agreement of $15.50 per share. In addition, management estimates that the Company will ultimately incur legal, accounting and other transaction-related costs, including Forasol closing costs and the cost to wind up its affairs and liquidate, totaling approximately $10.0 million. Based on a preliminary determination of the fair values of the assets and liabilities acquired, approximately $371.2 million of the total purchase cost was allocated to property and equipment. Additional adjustments to reflect the acquisition include elimination of the historical capital accounts of Forasol and an increase in the deferred income tax liability by approximately $20.5 million to provide for temporary differences resulting from the allocation of the pro forma purchase cost at the statutory income tax rates in the appropriate taxing jurisdictions.

     (J) Increase in depreciation and amortization expense resulting from the preliminary allocation of the purchase cost to the assets acquired and adoption by Forasol of the Company's depreciation policies, based upon an estimated salvage value of 10% and an estimated average remaining useful life of 12.5 years for the Forasol property and equipment.

     (K) Increase in interest expense resulting from $25.7 million of net borrowings under the Credit Facility. The pro forma adjustment to interest expense is based on the variable rate of the Credit Facility, currently 7.44%. For each .25% change in the current variable rate, pro forma net earnings for the year ended December 31, 1996 would change by approximately $41,000.

     (L) Reduction in interest expense resulting from use of a portion of the net proceeds from Forasol's public offering of common shares in May 1996 to repay indebtedness and liquidate capital lease obligations of Forasol. The principal amounts extinguished and the related interest savings are as follows:

                                           AMOUNT                     INTEREST
                                        EXTINGUISHED     SAVINGS     RATE RANGE
                                             (IN THOUSANDS)

Credit Facility......................      $20,840       $   585        7.5%

Current portion of long-term debt....        8,650           240    7.1% - 7.7%

Current portion of long-term lease
  obligations........................        3,210           100    6.4% - 8.6%

Long-term debt.......................        8,860           250    7.1% - 7.7%

Long-term lease obligations..........        8,040           250    6.4% - 8.6%
                                        -------------    -------

     Total...........................      $49,600       $ 1,425
                                        =============    =======

     Forasol operates in tax free jurisdictions (primarily Angola) and approximately $1.3 million of the $1.4 million in pro forma annual savings result from such tax jurisdictions.

     (M) Income tax effects of the pro forma adjustments included herein, based on a combined U.S. federal and state income tax rate of 36% and a French income tax rate of 37%. Such rates approximate the statutory rates in effect for the period.

     (N) Estimated increase in weighted average common shares and equivalents outstanding due to issuance of 11.1 million shares of Common Stock in connection with the acquisition of Forasol.

  SALE OF U.S. LAND-BASED WELL SERVICING OPERATIONS

     (O) Receipt of net proceeds from sale of U.S. land-based well servicing operations, net of $44.3 million of estimated federal and state income taxes, repayment of approximately $3.9 million of indebtedness collateralized by certain of the assets sold and prepayment of approximately $3.7 million of lease payments on transferred assets subject to operating leases. Also, elimination of the assets to be sold and reflection of an estimated gain of approximately $53.8 million on the sale.

     (P) Elimination of the results of operations related to the assets of the Company's U.S. land-based well servicing business to be sold.

     (Q)  Adjustment of income tax expense as follows:

                                           YEAR ENDED
                                        DECEMBER 31, 1996
                                         (IN THOUSANDS)
Elimination of actual income tax
  expense incurred by U.S. land-based
  operations.........................        $  (371)
Income tax effects of pro forma
  adjustments based on a combined
  U.S. federal and state income tax
  rate of 36%, which rate
  approximates the combined statutory
  rate in effect for the period......         (3,044)
                                        -----------------
                                             $(3,415)
                                        =================

  CONVERSION OF CONVERTIBLE SUBORDINATED DEBENTURES

     (R) To induce conversion of $28.0 million of convertible subordinated debentures for 2,285,712 shares of Common Stock. Conversion costs amounted to $3.7 million, which will be recorded as a charge to income in the first quarter of 1997.

     (S)  Decrease in interest expense due to the conversion.

     (T) Increase in federal and state income taxes as a result of the conversion and based on a combined U.S. federal and state income tax rate of 36%.

     (U) Increase of 2,285,712 primary shares of Common Stock outstanding as a result of the conversion.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRIDE PETROLEUM SERVICES, INC.
                                          By:       /s/EARL W. MCNIEL
                                                       Earl W. McNiel
                                                     Vice President and
                                                   Chief Financial Officer

Dated:  April 8, 1997

                                 EXHIBIT INDEX

           2.1       --   Purchase Agreement, dated as of December 16, 1996,
                          by and among Pride Petroleum Services,
                          Inc., Forasol-Foramer N.V. and certain shareholders
                          of Forasol- Foramer N.V. (incorporated
                          by reference to Appendix A of the Company's Proxy
                          Statement/Prospectus dated January 31,
                          1997 (File No. 0-16963)).
          23.1       --   Consent of Ernst & Young Audit
          23.2       --   Consent of Price Waterhouse
          23.3       --   Consent of Pistrelli, Diaz y Associados